Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT dated as of July 1, 2016 (this “Amendment Agreement”), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation (“Parent”), each subsidiary of the Borrower party hereto, the lenders listed on Schedule I hereto (the “Lenders”) and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”).

A. The Borrower, Parent, the Lenders and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of March 27, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

B. The Borrower and Parent have requested, and the other parties hereto have agreed, upon the terms and subject to the conditions set forth or referred to herein, that the Existing Credit Agreement be amended and restated, to, among other things, increase the amount of the Total Commitments to $145,000,000 and to extend the Termination Date.

C. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

SECTION 2. Amendment and Restatement of the Existing Credit Agreement. The Borrower, Parent, the Lenders and the Administrative Agent agree that the Existing Credit Agreement (including all Exhibits and Schedules thereto) is hereby amended and restated, effective as of the Restatement Effective Date (as defined in the Restated Credit Agreement referred to below), to read in its entirety as set forth in the Second Amended and Restated Credit Agreement attached hereto as Exhibit A (the “Restated Credit Agreement”). As used in the Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, mean the Existing Credit Agreement as amended and restated by this Amendment Agreement. On the Restatement Effective Date, upon the effectiveness of the Restated Credit Agreement, each Letter of Credit issued under the Existing Credit Agreement shall be deemed to be a Letter of Credit issued under and as defined in the Restated Credit Agreement.

SECTION 3. Commitments. On and as of the Restatement Effective Date, and subject to the conditions set forth in Section 8 hereof, (i) the Commitment (as defined in the Restated Credit Agreement) of each Lender shall be as set forth in Schedule 1.1A to the Restated Credit Agreement and (ii) the L/C Commitment (as defined in the Restated Credit Agreement) of each Lender shall be as set forth in Schedule 1.1D to the Restated Credit Agreement.

SECTION 4. Loans. In order to effectuate the increase in and the reallocation of the Commitments provided for herein, on the Restatement Effective Date, subject to the conditions set forth in Section 8 hereof, the Borrower shall borrow from the Lenders (as defined in the Restated Credit Agreement) an aggregate principal amount of Loans (as defined in the Restated Credit Agreement; the “Restatement Effective Date Loans”) equal to the aggregate principal amount of Loans (as defined in the Existing Credit Agreement; the “Refinanced Loans”) outstanding on the Restatement Effective Date, and shall use the proceeds of the Restatement Effective Date Loans on the Restatement Effective Date to prepay the Refinanced Loans (the “Refinancing Effective Date Refinancing”). The Restatement Effective Date Loans shall be made by the Lenders in accordance with their respective Commitments under the Restated Credit Agreement. The Borrower hereby authorizes the Administrative Agent to apply the proceeds of the Restatement Effective Date Loans to effect the Refinancing Effective Date Refinancing. On the Restatement Effective Date, the Borrower shall pay to the Administrative Agent, for the accounts of the Lenders, accrued and unpaid interest on the Refinanced Loans to but excluding the Restatement Effective Date. The prepayment of the Refinanced Loans shall be made without premium or penalty, and the Lenders hereby waive their right to receive payments pursuant to Section 2.17(c) of the Existing Credit Agreement in connection with the Refinancing Effective Date Refinancing.

SECTION 5. Reaffirmation. Each of the Borrower, Parent and the Guarantors, by its signature below, hereby (i) agrees that, notwithstanding the effectiveness of this Amendment Agreement or the Restated Credit Agreement, each of the Security Documents continues to be in full force and effect and is hereby confirmed and ratified in all respects and (ii) affirms and confirms its guarantee of the Obligations and the pledge of Collateral to secure such Obligations, all as provided in the Security Documents as originally executed, and acknowledges and agrees that such guarantee and pledge shall continue in full force and effect in respect of, and to secure, the Obligations under the Restated Credit Agreement and the other Loan Documents.

SECTION 6. Representations and Warranties. The Borrower and Parent hereby make to each of the Administrative Agent and the Lenders, on the date hereof and on the Restatement Effective Date, each of the representations and warranties contained in Section 4 of the Restated Credit Agreement, and each of such representations and warranties is hereby incorporated by reference herein.

SECTION 7. Fees. On the Restatement Effective Date, the Borrower shall pay (i) to the Administrative Agent, for the accounts of the Lenders, the fees payable pursuant to Section 2.5 and the first sentence of Section 3.3 of the Existing Credit Agreement which have accrued for the period from the last date such fees were paid to but excluding the Restatement Effective Date and (ii) for the account of the Administrative Agent and the Lenders entitled thereto, the fees referred to in Section 5.1(h) of the Restated Credit Agreement. The fees described in this Section 7 shall be payable in immediately available funds. Once paid, such fees shall not be refundable under any circumstances.

SECTION 8. Conditions to Effectiveness. This Amendment Agreement and the Restated Credit Agreement shall become effective as of the first date on which the conditions precedent set forth in Section 5.1 of the Restated Credit Agreement are satisfied or waived.

SECTION 9. Fees and Expenses. The Borrower agrees to pay the reasonable and documented fees, disbursements and other charges of a single counsel (and appropriate local and special counsel) to the Administrative Agent incurred in connection with the preparation of this Amendment Agreement, the Restated Credit Agreement and the other documents contemplated hereby or thereby. The provisions of this Section 9 shall survive and remain operative and in full force and effect regardless of whether or not the transactions contemplated hereby are consummated.

SECTION 10. Applicable Law. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 11. No Novation. Neither this Amendment Agreement nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Security Document. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Each of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect, until and except as modified hereby or in connection herewith. Notwithstanding any provision of this Amendment Agreement or the Restated Credit Agreement, the provisions of Section 10.5 of the Existing Credit Agreement, including all defined terms used therein, will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Restatement Effective Date.

SECTION 12. Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with the provisions of Section 10.2 of the Restated Credit Agreement.

SECTION 13. Counterparts. This Amendment Agreement may be executed by one or more of the parties to this Amendment Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Amendment Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 14. Headings. The headings of this Amendment Agreement are for convenience of reference only, are not part of this Amendment Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment Agreement.

SECTION 15. Amendment. This Amendment Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

WILLIAM LYON HOMES, INC.,

by	/s/ Matthew R. Zaist
	Name:	Matthew R. Zaist
	Title:	President and Chief Executive Officer

by	/s/ Colin T. Severn
	Name:	Colin T. Severn
	Title:	Senior Vice President and Chief Financial Officer

WILLIAM LYON HOMES,

by	/s/ Matthew R. Zaist
	Name:	Matthew R. Zaist
	Title:	President and Chief Executive Officer

by	/s/ Colin T. Severn
	Name:	Colin T. Severn
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment Agreement]

DUXFORD FINANCIAL, INC. PH VENTURES-SAN JOSE PH-LP VENTURES PH-RIELLY VENTURES PRESLEY CMR, INC. SYCAMORE CC, INC. WILLIAM LYON SOUTHWEST, INC. PRESLEY HOMES POLYGON WLH LLC, as Guarantors

by	/s/ Matthew R. Zaist
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

CALIFORNIA EQUITY FUNDING, INC. HSP INC., as Guarantors

by	/s/ Matthew R. Zaist
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

[Signature Page to Amendment Agreement]

LYON WATERFRONT LLC LYON EAST GARRISON COMPANY I, LLC CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC MOUNTAIN FALLS, LLC, as Guarantors

by:	WILLIAM LYON HOMES, INC., its Sole Member

	by	/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Executive Officer

WLH ENTERPRISES, as Guarantor

by:	WILLIAM LYON HOMES, INC., its General Partner

	by	/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Executive Officer

by:	PRESLEY CMR, Inc., its General Partner

	by	/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Operating Officer

[Signature Page to Amendment Agreement]

MOUNTAIN FALLS GOLF COURSE, LLC as Guarantor

by:	WLH ENTERPRISES

	by:	WILLIAM LYON HOMES, INC., its General Partner

		by	/s/ Matthew R. Zaist
			Name:	Matthew R. Zaist
			Title:	President and Chief Executive Officer

	by:	PRESLEY CMR, Inc., its General Partner

		by	/s/ Matthew R. Zaist
			Name:	Matthew R. Zaist
			Title:	President and Chief Operating Officer

THE INDIRECT SUBSIDIARIES OF PARENT SET FORTH ON SCHEDULE II HERETO, as Guarantors

by:	POLYGON WLH LLC., its Sole Member

	by	/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Operating Officer

[Signature Page to Amendment Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent,

by	/s/ William O’Daly
	Name:	William O’Daly
	Title:	Authorized Signatory

by	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO

WILLIAM LYON HOMES, INC.

AMENDMENT AGREEMENT DATED AS OF

THE DATE FIRST WRITTEN ABOVE

Name of Institution:	Credit Suisse AG, Cayman Islands Branch

by	/s/ William O’Daly
	Name:	William O’Daly
	Title:	Authorized Signatory

For any Lender requiring a second signature line:

by	/s/ Max Wallins
	Name:	Max Wallins

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO

WILLIAM LYON HOMES, INC.

AMENDMENT AGREEMENT DATED AS OF

THE DATE FIRST WRITTEN ABOVE

Citibank, N.A.

by	/s/ John Van Brederode
	Name:	John Van Brederode
	Title:	Vice President

[Signature Page to Amendment Agreement]

LENDER SIGNATURE PAGE TO

WILLIAM LYON HOMES, INC.

AMENDMENT AGREEMENT DATED AS OF

THE DATE FIRST WRITTEN ABOVE

COMERICA BANK

by	/s/ Jonathan Ward
	Name:	Jonathan Ward
	Title:	Vice President – Western Market

LENDER SIGNATURE PAGE TO

WILLIAM LYON HOMES, INC.

AMENDMENT AGREEMENT DATED AS OF

THE DATE FIRST WRITTEN ABOVE

JPMORGAN CHASE BANK, N.A.

by	/s/ Chiara Carter
	Name:	Chiara Carter
	Title:	Executive Director

SCHEDULE I

Lenders

Comerica Bank

Credit Suisse AG, Cayman Islands Branch

Citibank, N.A.

JPMorgan Chase Bank, N.A.

SCHEDULE II

Indirect Subsidiaries

460 Central, L.L.C.

Baseline Woods SFD I, L.L.C.

Baseline Woods SFD II, L.L.C.

Baseline Woods West, L.L.C.

Bethany Creek Falls, L.L.C.

Brownstone at Issaquah Highlands, L.L.C.

Bryant Heights, L.L.C.

Bull Mountain Ridge, L.L.C.

Calais at Villebois, L.L.C.

Cascadian King Company, L.L.C.

Cascadian South L.L.C.

Cascara at Redmond Ridge, L.L.C.

Cedar Falls Way LLC

Cornelius Pass Townhomes, L.L.C.

Edgewater at Tualatin, L.L.C.

Grande Pointe at Villebois, L.L.C.

High Point III, L.L.C.

Highcroft at Sammamish, L.L.C.

Issaquah Highlands Investment Fund, L.L.C.

Les Bois at Villebois, L.L.C.

Mill Creek Terrace, L.L.C.

Murray & Weir SFD, L.L.C.

Orenco Woods SFD, L.L.C.

Peasley Canyon Homes, L.L.C.

PNW Cascadian Company, L.L.C.

Polygon at Brenchley Estates, L.L.C.

Polygon at Sunset Ridge, L.L.C.

Polygon at Villebois II, L.L.C.

Polygon at Villebois III, L.L.C.

Polygon at Villebois IV, L.L.C.

Polygon at Villebois V, L.L.C.

Polygon Northwest Company, L.L.C.

Polygon Paymaster, L.L.C.

Ridgeview Townhomes, L.L.C.

Riverfront MF, L.L.C.

Riverfront SF, L.L.C.

Silverlake Center, L.L.C.

Spanaway 230, L.L.C.

Sparrow Creek, L.L.C.

The Reserve at Maple Valley, L.L.C.

The Reserve at North Creek, L.L.C.

Twin Creeks at Cooper Mountain, L.L.C.

Viewridge at Issaquah Highlands, L.L.C.

W. R. Townhomes F, L.L.C.

EXHIBIT A

Amended and Restated Credit Agreement

[attached]

EXHIBIT A

$145,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

among

WILLIAM LYON HOMES, INC.,

as Borrower,

WILLIAM LYON HOMES,

as Parent,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

CREDIT SUISSE AG,

as Administrative Agent

Dated as of July 1, 2016

CREDIT SUISSE SECURITIES (USA) LLC,

as Bookrunner and Lead Arranger

A-i

3.6. Obligations Absolute	A-49

3.7. Letter of Credit Payments	A-49

3.8. Applications	A-50

3.9. Cash Collateral	A-50

SECTION 4. REPRESENTATIONS AND WARRANTIES	A-51

4.1. Financial Statements	A-51

4.2. No Material Adverse Change	A-51

4.3. Organization, Powers and Capital Stock	A-51

4.4. Authorization and Validity of this Agreement; Consents; Etc	A-51

4.5. Compliance with Laws and Other Requirements	A-53

4.6. Litigation	A-53

4.7. No Default	A-53

4.8. Title to Properties	A-53

4.9. Tax Liability	A-54

4.10. Regulations U and X; Investment Company Act	A-54

4.11. ERISA Compliance	A-54

4.12. Subsidiaries; Joint Ventures	A-55

4.13. Environmental Compliance	A-55

4.14. No Misrepresentation	A-56

4.15. Solvent	A-56

4.16. Foreign Direct Investment Regulations	A-56

4.17. Relationship of the Loan Parties	A-56

4.18. Insurance	A-56

4.19. Foreign Asset Control Regulations	A-57

4.20. Intellectual Property; Licenses, Etc	A-57

4.21. Security Documents	A-57

4.22. Labor Disputes	A-57

4.23. EEA Financial Institution	A-57

SECTION 5. CONDITIONS PRECEDENT	A-58

5.1. Conditions to Initial Extension of Credit	A-58

5.2. Conditions to Each Extension of Credit	A-60

SECTION 6. AFFIRMATIVE COVENANTS	A-61

6.1. Reporting Requirements	A-61

6.2. Payment of Taxes and Other Potential Liens	A-64

A-ii

6.3. Preservation of Existence	A-65

6.4. Maintenance of Properties	A-65

6.5. Access to Premises and Books	A-65

6.6. Notices	A-66

6.7. Further Assurances; Addition and Removal of Guarantors	A-66

6.8. Compliance with Laws and Other Requirements	A-67

6.9. Use of Proceeds	A-67

6.10. Information Regarding Collateral	A-67

SECTION 7. NEGATIVE COVENANTS	A-67

7.1. Financial Condition Covenants	A-67

7.2. Liens and Encumbrances	A-68

7.3. Limitation on Fundamental Changes	A-68

7.4. Permitted Investments	A-69

7.5. No Margin Stock	A-70

7.6. Burdensome Agreements	A-70

7.7. Restricted Payments	A-71

7.8. Prepayment of Indebtedness	A-71

7.9. Pension Plan	A-71

7.10. Transactions with Affiliates	A-72

7.11. Foreign Assets Control Regulations	A-72

SECTION 8. EVENTS OF DEFAULT; REMEDIES	A-72

SECTION 9. THE ADMINISTRATIVE AGENT	A-75

9.1. Appointment	A-75

9.2. Delegation of Duties	A-76

9.3. Exculpatory Provisions	A-76

9.4. Reliance by Administrative Agent	A-76

9.5. Notice of Default	A-77

9.6. Non-Reliance on Administrative Agent and Other Lenders	A-77

9.7. Indemnification	A-78

9.8. Administrative Agent in Its Individual Capacity	A-78

9.9. Successor Administrative Agent	A-78

SECTION 10. MISCELLANEOUS	A-79

10.1. Amendments and Waivers	A-79

10.2. Notices	A-80

A-iii

10.3. No Waiver; Cumulative Remedies	A-81

10.4. Survival of Representations and Warranties	A-81

10.5. Payment of Expenses and Taxes; Indemnification	A-81

10.6. Successors and Assigns; Participations and Assignments	A-83

10.7. Adjustments; Setoff	A-86

10.8. Counterparts	A-87

10.9. Severability	A-87

10.10. Integration	A-87

10.11. GOVERNING LAW	A-88

10.12. Submission to Jurisdiction; Waivers	A-88

10.13. Acknowledgements	A-88

10.14. Releases of Guarantees	A-89

10.15. Release of Collateral	A-89

10.16. Confidentiality	A-90

10.17. WAIVERS OF JURY TRIAL	A-91

10.18. USA Patriot Act	A-91

10.19. Headings	A-91

10.20. Acknowledgment and Consent to Bail-In of EEA Financial Institutions	A-91

A-iv

EXHIBIT A

SCHEDULES:

1.1A	Commitments
1.1B	Existing Liens
1.1C	Initial Guarantors
1.1D	L/C Commitments
1.1E	Unrestricted Subsidiaries
4.6	Litigation
4.12	Subsidiaries
4.21	Subordinated Debt
6.1(f)	Format of Joint Venture Reporting
7.4	Existing Investments

EXHIBITS:

A	Guarantee and Pledge Agreement
B	Form of Compliance Certificate
C	Form of Borrowing Base Certificate
D	Form of Assignment and Assumption
E	Form of New Lender Supplement
F	Form of U.S. Tax Compliance Certificate

A-v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of July 1, 2016, among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation (“Parent”), the lenders from time to time party hereto (the “Lenders”), and CREDIT SUISSE AG, as Administrative Agent (as hereinafter defined).

The Borrower, Parent, the lenders party thereto and the Administrative Agent previously entered into the Credit Agreement dated as of August 7, 2013, as amended and restated as of March 27, 2015 and as further amended as of December 21, 2015 (the “Existing Credit Agreement”), under which, among other things, the Lenders agreed to make revolving credit loans to the Borrower from time to time, on the terms and subject to the conditions set forth in the Existing Credit Agreement.

Pursuant to the Amendment and Restatement Agreement dated as of July 1, 2016 (the “Amendment and Restatement Agreement”), among the Borrower, Parent, the Lenders party thereto, the subsidiaries of the Borrower party thereto and the Administrative Agent, the Lenders party thereto have agreed to amend and restate the Existing Credit Agreement in the form hereof. The amendment and restatement of the Existing Credit Agreement evidenced by this Agreement shall become effective as provided in the Amendment and Restatement Agreement.

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1. Defined Terms.

As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“5.75% Senior Notes”: the Borrower’s 5.75% senior notes due 2019.

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the ABR shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Adjusted LIBO Rate”: with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent”: Credit Suisse AG, together with its Affiliates, successors and assigns, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

“Affiliate”: as to any Person, any Person (a) which directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person or (b) for the purpose of Section 7.10 only, which directly, or indirectly through one or more intermediaries, owns beneficially or of record 10% or more of the Voting Stock of such Person.

“Agent Indemnitee”: as defined in Section 9.7.

“Agreement”: as defined in the preamble hereto.

“Amendment and Restatement Agreement”: as defined in the introductory statement hereto.

“Anti-Terrorism Order”: Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Margin”: for any day with respect to any Eurodollar Loan, ABR Loan or Commitment Fee, the applicable percentage set forth below under the caption “Eurodollar Margin”, “Base Rate Margin” or “Commitment Fee Rate”, as the case may be, based on the Leverage Ratio as of the relevant date of determination:

LEVERAGE RATIO	EURODOLLAR MARGIN	BASE RATE MARGIN	COMMITMENT FEE RATE
Category 1 ≥ 0.55 to 1.00	3.00%	2.00%	0.500%

Category 2 < 0.55 to 1.00 > 0.50 to 1.00	2.75%	1.75%	0.500%

Category 3 ≤ 0.50 to 1.00	2.50%	1.50%	0.375%

Each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective with respect to all Commitments and Loans on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 6.1(a) or (b) and Section 6.1(g), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until Parent shall have delivered the financial statements and certificates required by Sections 6.1(b) and Section 6.1(g), respectively, for the fiscal quarter ended June 30, 2016, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin. In addition, (a) at any time during which Parent has failed to deliver the financial statements and certificates required by Section 6.1(a) or (b) and Section 6.1(g), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin.

In the event that any financial statement or compliance certificate delivered pursuant to Section 6.1 is inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Parent shall promptly deliver to the Administrative Agent corrected financial statements and a corrected compliance certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected financial statements and corrected compliance certificate for such Applicable Period and (iii) Parent shall promptly pay to the Administrative Agent (for the account of the Lenders during the Applicable Period or their successors and assigns) the accrued additional interest and Commitment Fees owing as a result of such increased Applicable Margin for such Applicable Period. This paragraph shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 8 hereof, and shall survive for a period of one year following the termination of this Agreement.

“Application”: an application, in such customary form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Approved Fund”: any entity that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger”: Credit Suisse Securities (USA) LLC.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.

“Authorized Financial Officer”: any of the chief financial officer, chief operating officer, senior vice president finance or controller of Parent.

“Availability”: as of any date, the lesser of (a) the Total Commitments and (b) the Borrowing Base calculated in the most recently delivered Borrowing Base Certificate minus the Borrowing Base Debt on such date.

“Available Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Percentage Interest of the Outstanding Amount.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Basel III”: the third of the so-called Basel Accords issued by the Basel Committee on Banking Supervision.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Book Value”: with respect to any asset, the net book value thereof as included in the Borrower’s most recent consolidated financial statements delivered pursuant to Section 6.1.

“Borrower”: as defined in the preamble hereto.

“Borrower Materials”: as defined in Section 6.1.

“Borrowing”: Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base”: as of any date, an amount calculated as follows:

(a)	100% of Unrestricted Cash in excess of $5,000,000; plus

(b)	100% of the amount of Escrow Proceeds Receivable; plus

(c)	90% of the Book Value of Units Under Contract; plus

(d)	subject to the limitations set forth below, 85% of the Book Value of Speculative Units (other than Model Units); plus

(e)	subject to the limitations set forth below, 85% of the Book Value of Model Units; plus

(f)	65% of the Book Value of Finished Lots; plus

(g)	65% of the Book Value of Lots Under Development; plus

(h)	subject to the limitation set forth below, 50% of the Book Value of Entitled Land that is not included in the Borrowing Base clauses (a) through (g).

Notwithstanding the foregoing:

(i)	the advance rate for Speculative Units (other than Model Units) shall decrease to (A) 60% for any Unit that has been a Speculative Unit for more than 360 days, but less than 540 days and (B) 0% for any Unit that has been a Speculative Unit for 540 days or more;

(ii)	the advance rate for Model Units shall decrease to 0% for any Unit that has been a Model Unit for more than 180 days following the sale of the last production Unit in the applicable project relating to such Model Unit; and

(iii)	the Borrowing Base shall not include any amount under clause (h) under the Borrowing Base to the extent that such amount exceeds 30% of the total Borrowing Base.

“Borrowing Base Certificate”: a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit C.

“Borrowing Base Debt”: as of any date, the Consolidated Debt minus, to the extent included therein, (a) Subordinated Debt, (b) Non-Recourse Indebtedness, (c) to the extent not otherwise excluded from this definition under clause (b), Purchase Money Indebtedness in an amount equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the Book Value of the assets securing such Indebtedness and (d) to the extent not otherwise excluded from this definition under clause (a), (b) or (c), Indebtedness of Unrestricted Subsidiaries.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Stock”: any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of any Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease”: of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations”: any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”: (a) marketable obligations with a maturity of one year or less after the acquisition thereof issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; (b) demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “A-2” (or the then equivalent grade) by S&P or “P-2” (or the then equivalent grade) by Moody’s; (c) commercial paper maturing no more than 180 days from the date of acquisition thereof issued by a Person that is not Parent or an Affiliate of Parent, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least “A-1” by S&P or at least “P-1” by Moody’s; (d) repurchase obligations with a term of not more than 10 days for underlying securities of the types described in clause (a) of this definition entered into with any commercial bank meeting the specifications of clause (b) of this definition; (e) short term tax exempt securities including municipal notes, commercial paper, auction rate floaters, and floating rate notes rated either “P-1” by Moody’s or “A-1” by S&P which mature in one year or less after the date of acquisition; (f) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within not more than one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S&P, Moody’s, or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services reasonably acceptable to the Administrative Agent); and (g) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (f) of this definition.

“CB&T Credit Agreement”: Revolving Line of Credit Loan Agreement (Borrowing Base) dated March 5, 2013 by and between California Bank & Trust, as lender, and the Borrower, as borrower.

“Change of Control”: any of the following events:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of Parent (for the purposes of this clause (a), such other person shall be deemed to beneficially own any Voting Stock of a person held by any other person (the “parent entity”), if such other person is the beneficial owner (as defined above in this clause (a)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (i) nominated by the board of directors of Parent nor (ii) appointed by directors so nominated; or

(c) Parent ceases to own, beneficially and of record, 100% of the Voting Stock of the Borrower.

“Change in Status”: an event that results in a Subsidiary that was a Guarantor, for legitimate business reasons, ceasing to have an obligation under this Agreement to be a Guarantor, including the designation of such Subsidiary as an Unrestricted Subsidiary.

“Closing Date”: August 7, 2013.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the obligation of such Lender to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Commitment on the Restatement Effective Date is $145,000,000.

“Commitment Period”: the period from and including the Closing Date to the Termination Date.

“Commitment Fee”: as defined in Section 2.5(a).

“Completed Unit”: a Unit as to which either (or both) of the following has occurred: (a) a notice of completion has been filed or recorded in the appropriate real estate records; or (b) all necessary construction has been completed in order to obtain a certificate of occupancy (whether or not such certificate of occupancy has actually been obtained), or if a notice of completion or certificate of occupancy is not required to be provided to, or issued by, the applicable jurisdiction, respectively, the Unit is otherwise ready for occupancy in accordance with applicable law.

“Compliance Certificate”: a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit B.

“Consolidated Debt”: at any date, without duplication (a) all funded debt of the Loan Parties and their Restricted Subsidiaries determined on a consolidated basis; plus (b) funded debt of Joint Ventures and Unrestricted Subsidiaries but only to the extent recourse to any Loan Party or any Restricted Subsidiary plus (c) the sum of (i) all reimbursement obligations with respect to drawn Performance Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral) and (ii) all reimbursement obligations with respect to drawn Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral) and, without duplication, the maximum amount available to be drawn under all undrawn Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral), in each case issued for the account of, or guaranteed by, any Loan Party or any of their Restricted Subsidiaries; plus (d) all guarantees of the Loan Parties or their Restricted Subsidiaries of funded debt of third parties; provided, however, except as provided above in this definition with respect to Financial Letters of Credit, in the case of any Contingent Obligation only amounts due and payable at the time of determination will be included in the calculation of Consolidated Debt; plus (e) all Hedging Obligations of the Loan Parties and their Restricted Subsidiaries, excluding any Indebtedness of a Loan Party or any Restricted Subsidiary to another Loan Party or any Restricted Subsidiary, but, for the avoidance of doubt, Consolidated Debt will not include Capitalized Lease Obligations or liabilities relating to real estate not owned as determined under GAAP.

“Consolidated EBITDA”: for any period, (a) the Consolidated Net Income of the Loan Parties and their Restricted Subsidiaries plus (b) to the extent deducted from revenues in determining Consolidated Net Income of the Loan Parties and their Restricted Subsidiaries: (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash (including impairment) charges and expenses, (vi) extraordinary and nonrecurring losses and (vii) loss on early extinguishment of indebtedness, minus (c) to the extent added to revenues in determining Consolidated Net Income, (i) non-cash revenue and gains and (ii) extraordinary and nonrecurring gains (including for the avoidance of doubt, gains relating to the release of any tax valuation asset reserves and gains on early extinguishment of indebtedness); provided, however, that the Consolidated EBITDA of any Restricted Subsidiary that is not a direct or indirect Wholly-Owned Subsidiary of the Borrower shall only be included in proportion to the Borrower’s direct or indirect ownership interest in such Restricted Subsidiary.

“Consolidated Interest Expense”: for any period, the consolidated interest expense of Loan Parties and their Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred”: for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest (excluding interest of a Subsidiary to another Subsidiary) incurred, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period by any of the Loan Parties and their Restricted Subsidiaries during such period, including (a) the interest portion of all deferred payment obligations and (b) all commissions, discounts and other fees and charges (excluding premiums) owed with respect to bankers’ acceptances and letter of credit financings (including, without limitation, letter of credit fees) and Hedging Obligations, in each case to the extent attributable to such period and paid or payable in cash; provided, however, that the Consolidated Interest Incurred of any Restricted Subsidiary that is not a direct or indirect Wholly-Owned Subsidiary of the Borrower shall only be included in proportion to the Borrower’s direct or indirect ownership interest in such Restricted Subsidiary. For purposes of this definition, interest on Capital Leases shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Leases in accordance with GAAP.

“Consolidated Net Income”: for any period, the net income (or loss) attributable to Loan Parties and their Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Assets”: as of any date, the total amount of assets of Parent and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial statements have been delivered pursuant to Section 6.1(a) or Section 6.1(b), as determined in accordance with GAAP, less (a) Intangible Assets and (b) any assets securing Non-Recourse Indebtedness.

“Consolidated Tangible Net Worth”: at any date, the consolidated stockholders’ equity, less Intangible Assets, of the Loan Parties and the Restricted Subsidiaries determined in accordance with GAAP on a consolidated basis, all determined as of such date.

“Contingent Obligation”: with respect to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the monetary obligation or monetary liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, “put” agreement or other similar arrangement.

“Contractual Obligation”: with respect to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Customary Recourse Exceptions”: with respect to any Indebtedness, personal recourse that is limited to fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single-purpose entity covenants, voluntary insolvency proceedings and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financing of real property.

“Default”: any event or circumstance that, with the giving of notice or passage of time, or both, would become an Event of Default.

“Defaulting Lender”: subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or Federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender and each Lender.

“Directly Related Assets”: with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.

“Dollars” and “$”: dollars in lawful currency of the United States.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: (a) any of the member states of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: any of (i) a Lender or a Lender Affiliate; (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iv) a life insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (v) a nationally or internationally recognized investment banking company or other financial institution in the business of making, investing in or purchasing loans, or an Affiliate thereof organized under the laws of any State of the United States or any other country which is a member of OECD, and licensed or qualified to conduct such business under the laws of any such State and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; or (vi) an Approved Fund. Notwithstanding the foregoing, (a) in no event shall a Defaulting Lender be deemed to be an Eligible Assignee, and (b) “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates.

“Entitled Land”: Qualified Real Property Inventory comprised of land where all requisite zoning requirements and land use requirements have been identified and approved (on a preliminary or final basis) by the applicable governmental authorities, and all other requisite approvals have been obtained from all applicable governmental authorities (other than approvals which are simply ministerial and non-discretionary in nature or otherwise not material), including approval of a tentative plat map (or equivalent), for purposes of developing land as a residential housing project.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct with respect to pollution or protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event”: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete withdrawal under Section 4203 of ERISA or partial withdrawal under Section 4205 of ERISA by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Escrow Proceeds Receivable” shall mean funds due to the Borrower or any Guarantor held in escrow in connection with the sale and conveyance of title of a Unit to a buyer.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Adjusted LIBO Rate.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date.

“Event of Default”: any of the events specified in Section 8.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary”: any Person that becomes a Subsidiary after the Closing Date and that on the date it becomes a Subsidiary is party to any Contractual Obligation that (a) is not prohibited by this Agreement and not entered into in contemplation of such Person becoming a Subsidiary and (b) prohibits, or requires the consent of any Person other than Parent and its Subsidiaries as a condition to, such Subsidiary becoming a Guarantor; provided, however, such Person shall be an Excluded Subsidiary only for so long as such prohibition exists, or such consent is required and not obtained.

“Existing Credit Agreement”: as defined in the introductory statement hereto.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FDIC”: the Federal Deposit Insurance Corporation.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Financial Letter of Credit”: a letter of credit that is not a Performance Letter of Credit.

“Finished Lots”: Entitled Land with respect to which (a) development has been completed to such an extent that permits to allow use and construction (other than building permits and the payment of fees that are required to be paid at or near the time of start of construction), including building, sanitary sewer and water, are entitled to be obtained for a Unit on such Entitled Land and (b) start of construction has not occurred.

“Fitch”: Fitch Ratings, Inc., or any successor thereto.

“Fronting Exposure”: at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Percentage Interest of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States of America as in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or any other body existing from time to time which is authorized to establish or interpret such principles, applied on a consistent basis throughout any applicable period, subject to any change required by a change in GAAP; provided, however, that if any change in generally accepted accounting principles from those applied in preparing the financial statements referred to in Section 4.1 affects the calculation of any financial covenant contained herein and either (x) Borrower or (y) Required Lenders request an amendment to such financial covenant to eliminate the effect of any such change, then (i) Borrower, the Lenders and Administrative Agent hereby agree to negotiate such amendments hereto to the effect that each such financial covenant is not more or less restrictive than such covenant as in effect on the date hereof using generally accepted accounting principles consistent with those reflected in such financial statements, and (ii) pending the effectiveness of such amendment, (A) the financial covenants contained in this Agreement shall be calculated without giving effect to such change and (B) Borrower shall deliver to the Administrative Agent and the Lenders reconciliation statements setting forth a reconciliation from the financial statements prepared in accordance with GAAP after giving effect to such change to the financial statements prepared in accordance with GAAP before giving effect to such change.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee and Pledge Agreement”: the Guarantee and Pledge Agreement dated as of August 7, 2013, a copy of which is attached hereto as Exhibit A, among the Borrower, Parent, the other Guarantors and the Administrative Agent for the benefit of the Secured Parties, together with each supplement thereto.

“Guarantors”: Parent and each Wholly-Owned Subsidiary (other than the Borrower, Unrestricted Subsidiaries and Excluded Subsidiaries). The Guarantors on the Restatement Effective Date are indicated on Schedule 1.1C.

“Hazardous Substances”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other contaminants or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, infectious or medical wastes, toxic mold and all other materials or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations”: of a Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) pursuant to (a) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (b) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (c) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Increased Facility Closing Date”: as defined in Section 2.21.

“Indebtedness”: of any Person at any date, without duplication, all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of Real Property Inventory), (iv) evidenced by bankers’ acceptances, (v) consisting of other Indebtedness, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a Financial Letter of Credit (but excluding Performance Letters of Credit or performance or surety bonds) or a reimbursement obligation of such Person with respect to any Financial Letter of Credit (but excluding Performance Letters of Credit or performance or surety bonds), (ix) consisting of Hedging Obligations, (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations with respect to other Indebtedness.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnitee”: as defined in Section 10.5.

“Indenture”: Indenture dated as of November 8, 2012 between the Borrower, as issuer, the guarantors named therein and U.S. Bank National Association, as trustee.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises and licenses.

“Interest Coverage Ratio”: as of any date, for the applicable period of the four quarters then ended, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Incurred.

“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months (or, if such day is not a Business Day, the following Business Day), or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or, such other period as may be agreed to by all Lenders), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or, such other period as may be agreed to by all Lenders), as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)	if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)	the Borrower may not select an Interest Period that would extend beyond the Termination Date; and

(iii)	any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investment”: (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance, extension of credit (by way of guaranty or otherwise) or capital contribution to another Person or (c) the purchase or other acquisition of assets of another Person that constitute a business unit. For purposes hereof, the book value of any Investment shall be calculated in accordance with GAAP.

“Issuance Date”: the date of issuance of a Letter of Credit by an Issuing Lender.

“Issuing Lender”: each Lender hereunder, or any of its Affiliates, in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.

“Joint Venture”: a joint venture (whether in the form of a corporation, a partnership, limited liability company or otherwise) (a) to which the Borrower or any other Loan Party is or becomes a party (other than tenancies in common), (b) whether or not Borrower is required to consolidate the joint venture in its financial statements in accordance with GAAP, and (c) in which the Borrower or any other Loan Party has or will have a total investment exceeding $250,000 or which has total assets plus contingent liabilities exceeding $1,000,000. For the purposes of this definition, the Borrower’s or other Loan Party’s investment in a joint venture shall be deemed to include any Capital Stock of the joint venture owned by the Borrower or such Loan Party, any loans or advances to the Borrower or such Loan Party from the joint venture, any contractual commitment, arrangement or other agreement by the Borrower or such Loan Party to provide funds or credit to the joint venture.

“L/C Commitment”: with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit hereunder as set forth on Schedule 1.1D. The aggregate L/C Commitment on the Restatement Effective Date is $50,000,000.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender of such Letter of Credit.

“Lenders”: as defined in the preamble hereto.

“Letters of Credit”: as defined in Section 3.1(a).

“Leverage Ratio”: the ratio, as of any date, of (a) (i) Consolidated Debt minus (ii) Unrestricted Cash, to the extent in excess of $10,000,000, divided by (b) (i) Consolidated Debt minus (ii) Unrestricted Cash, to the extent in excess of $10,000,000, plus (iii) Consolidated Tangible Net Worth, plus (iv) to the extent not included in Consolidated Tangible Net Worth, the consolidated equity holders’ equity, less Intangible Assets, of any Joint Venture, if all or a portion of the Indebtedness of such Joint Venture is included in Consolidated Debt.

“LIBO Rate”: with respect to each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent at approximately 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period by reference to the ICE Benchmark Administration LIBO Rate for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein; provided that if any LIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, a restriction, covenant, easement, right of way or similar encumbrance affecting any interest in real property owned by any Loan Party and which does not secure an obligation to pay money is not a Lien.

“Liquidity”: at any time, the sum of (i) all Unrestricted Cash held by the Loan Parties and their consolidated Subsidiaries and (ii) the Availability minus L/C Obligations that have not been cash collateralized pursuant to Section 2.20 or Section 3.9 and are not included in Consolidated Debt, if positive.

“Loan”: any Revolving Loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Amendment and Restatement Agreement, the Guarantee and Pledge Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: as of any date, collectively, the Borrower, Parent and the other Guarantors. A “Loan Party” shall mean the Borrower, Parent or any other Guarantor, individually.

“Lots Under Development”: Entitled Land where physical site improvement has commenced but which is not a Finished Lot, Completed Unit, Model Unit or Unit Under Contract.

“Material Adverse Effect”: since the date of the audited financial statements most recently delivered prior to the Restatement Effective Date: (a) a change, event or circumstance that could reasonably be expected to result in a material adverse effect on the financial condition of the Loan Parties and their Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their payment or other material obligations under any Loan Document to which they are a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any material obligations of Borrower or any other Loan Party under any Loan Document to which it is a party.

“Minimum Collateral Amount”: at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.

“Model Unit”: a Completed Unit to be used as a model home in connection with the sale of Units in a residential housing project.

“Moody’s”: Moody’s Investors Services, Inc., or any successor thereto.

“Multiemployer Plan”: any employee benefit plan of the type described in Section 3(37) or 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“New Lender”: as defined in Section 2.21.

“New Lender Supplement”: as defined in Section 2.21.

“Non-Defaulting Lender”: any Lender that is not a Defaulting Lender.

“Non-Excluded Taxes”: as defined in Section 2.16(a).

“Non-Recourse Indebtedness”: Indebtedness of a Loan Party or any Subsidiary of a Loan Party for which its liability is limited to the Real Property Inventory upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness (including, in the case of Indebtedness of a Subsidiary that holds title to Real Property Inventory, liability of that Subsidiary and liabilities secured by a pledge of the Capital Stock of such Subsidiary (if such Real Property Inventory constitutes all or substantially all the assets of such Subsidiary)), in each case other than for Customary Recourse Exceptions, and unsecured Contingent Obligations provided by a Loan Party or any Subsidiary of a Loan Party with respect to Customary Recourse Exceptions shall be Non-Recourse Indebtedness.

“Non-U.S. Lender”: as defined in Section 2.16(f).

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: all advances to, and debts, liabilities and obligations of, Borrower and Guarantors arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Guarantor of any proceeding under any bankruptcy or insolvency naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OECD”: the Organization of Economic Cooperation and Development.

“Off-Balance Sheet Liabilities”: (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing and which has an actual or implied interest component but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

“Other Taxes”: any and all present or future stamp or documentary taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes that are described under clause (ii) of the first sentence of Section 2.16(a) and that are imposed with respect to an assignment or transfer.

“Outstanding Amount”: as of any date, the aggregate principal amount of Loans outstanding after giving effect to any Borrowings, repayments and prepayments on such date plus the amount of L/C Obligations outstanding on such date after giving effect to any issuance or reimbursements made on such date.

“Parent”: as defined in the preamble hereto.

“Participant”: as defined in Section 10.6(c).

“Participant Register”: as defined in Section 10.6(c).

“Patriot Act”: as defined in Section 10.18.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan”: any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Percentage Interest”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding; provided, that, in the event that the Loans are paid in full prior to the reduction to zero of the Outstanding Amount, the Percentage Interests shall be determined in a manner designed to ensure that the remaining Outstanding Amount shall be held by the Lenders on a comparable basis.

“Performance Letter of Credit”: any letter of credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, or for land option contracts; (c) in lieu of other contract performance, to secure performance warranties payable upon breach, and to secure the performance of labor and materials, including, without limitation, construction, bid and performance bonds; (d) to secure refund or advance payments on contractual obligations where default of a performance-related contract has occurred or (e) to secure performance of other Contractual Obligations (other than Indebtedness).

“Permitted Holders”: (a) Luxor Capital Group LP, Paulson & Co. and their respective Affiliates and all investment funds managed by any of the foregoing (excluding, for the avoidance of doubt, their respective portfolio companies or other operating companies affiliated with Luxor Capital Group LP and Paulson & Co.), (b) General William Lyon, his spouse and lineal descendants (including adopted children and their lineal descendants) or any Person controlled, directly or indirectly, by, or trust or similar estate planning vehicle established exclusively for the benefit of, any of such Persons, (c) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing beneficially own, without giving effect to the existence of such group or any other group, more than 50% of the total voting power of the aggregate Voting Stock of Parent held directly or indirectly by such group and (d) any members of a group described in clause (c) of this definition for so long as such Person is a member of such group.

“Permitted Investments”: (a) Cash Equivalents, (b) debt instruments of a domestic issuer which mature in one year or less after the date of acquisition and which are rated “A” or better by Moody’s or S&P on the date of acquisition of such investment; (c) demand deposit accounts which are maintained in the ordinary course of business; (d) investment grade bonds, other than domestic corporate bonds issued by the Borrower or any of its Affiliates, maturing no more than five years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two of S&P, Moody’s or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent); and (e) shares of money market, mutual, or similar funds which invest primarily in securities of the type described in clauses (a) through (d) above.

“Permitted Liens”:

(a) (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums (A) not yet delinquent, (B) that do not materially and adversely affect the operations of the Loan Parties or (C) being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and (ii) Liens for taxes, assessments or governmental or quasi-governmental charges or claims for sums (A) not yet delinquent or (B) being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(b) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, development obligations, progress payments, utility services, developer’s or other obligations to make on-site or off-site improvements and other similar obligations (exclusive of obligations for the payment of borrowed money);

(c) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(d) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(e) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Parent, the Borrower or any Restricted Subsidiary, including rights of offset and setoff;

(f) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents and other investment property on deposit in one or more accounts maintained by Parent, the Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(g) leases or subleases, licenses or sublicenses (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of Parent, the Borrower or any Restricted Subsidiary;

(h) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(i) Liens arising under any Loan Document;

(j) Liens existing on the Restatement Effective Date and described on Schedule 1.1B;

(k) Liens in favor of a Loan Party;

(l) Liens securing Non-Recourse Indebtedness of Parent, the Borrower or any Restricted Subsidiary permitted to be incurred under this Agreement; provided that such Liens apply only to (i) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness and (ii) Directly Related Assets;

(m) Liens securing Purchase Money Indebtedness; provided that such Liens apply only to (i) the property acquired, constructed, developed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness and (ii) Directly Related Assets;

(n) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with Parent, the Borrower or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(o) Liens to secure Capitalized Lease Obligations; provided that any such Lien shall not extend to or cover any assets of Parent, the Borrower or any Restricted Subsidiary other than (i) the assets which are the subject of the related capitalized lease and (ii) Directly Related Assets;

(p) Liens securing Indebtedness of Parent, the Borrower or its Restricted Subsidiaries in respect of Indebtedness of a Joint Venture; provided that, with respect to such Indebtedness, such Liens do not extend to assets of Parent, the Borrower or its Restricted Subsidiaries other than (i) assets of the Joint Venture or (ii) the Capital Stock held by Parent, the Borrower or a Restricted Subsidiary in such Joint Venture to the extent that such Liens secure Indebtedness in respect of such Joint Venture owing to lenders who have also been granted Liens on assets of such Joint Venture to secure Indebtedness of such Joint Venture;

(q) attachment or judgment Liens not giving rise to an Event of Default and which are being contested in good faith by appropriate proceedings;

(r) easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district and other similar charges or encumbrances not materially interfering with the ordinary course of business of Parent and its Subsidiaries;

(s) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of Parent and its Subsidiaries or the value of such real property for the purpose of such business;

(t) Liens on Capital Stock in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;

(u) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Agreement;

(v) Liens for homeowner and property owner association developments and assessments;

(w) licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of Parent, the Borrower or any Restricted Subsidiary;

(x) pledges, deposits and other Liens existing under, or required to be made in connection with (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with Governmental Authorities (or an entity sponsored by a Governmental Authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(y) Liens, encumbrances or other restrictions not securing Indebtedness contained in any joint venture agreement entered into by Parent, the Borrower or any Restricted Subsidiary with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture;

(z) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by Parent, the Borrower or any Restricted Subsidiary, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;

(aa) Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business;

(bb) Extensions, renewals and replacements of any of the foregoing Liens; provided that such Liens do not apply to additional assets (other than Directly Related Assets);

(cc) Liens arising under the CB&T Credit Agreement; and

(dd) Liens securing other Indebtedness or obligations in an amount not in excess of $25,000,000 in the aggregate.

“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan that is subject to Title IV of ERISA or Section 412 of the Code in respect of which any Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 6.1.

“Prime Rate”: the rate of interest per annum determined from time to time by Credit Suisse AG, to be its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Credit Suisse AG in connection with extensions of credit to debtors).

“Public Lender”: as defined in Section 6.1.

“Purchase Money Indebtedness”: Indebtedness, including Capitalized Lease Obligations, of Parent, the Borrower or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of Parent or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (a) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (b) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (c) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by Parent, the Borrower or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Real Property Inventory”: as of any date, Real Property Inventory that is not subject to or encumbered by any deed of trust, mortgage, judgment Lien or any other Lien (other than the Permitted Liens described in clause (a), (b), (i), (q), (r), (s), (u) and (v) of the definition of “Permitted Liens” and other Liens which have been bonded around so as to remove such Liens as encumbrances against such Real Property Inventory in a matter reasonably satisfactory to the Administrative Agent and its legal counsel).

“Real Property Inventory”: as of any date, land that is owned by any Loan Party, which land is being developed or held for future development or sale, together with the right, title and interest of the Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, open or proposed, in or of, the air space and development rights pertaining thereto and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging in or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting such land and all royalties and rights appertaining to the use and enjoyment of such land necessary for the residential development of such land, together with all of the buildings and other improvements now or hereafter erected on such land, and any fixtures appurtenant thereto and all related personal property.

“Recent Balance Sheet”: as defined in Section 4.8.

“Recipient”: (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Register”: as defined in Section 10.6(b).

“Regulations U and X”: Regulations U and X of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reportable Event”: a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412 of the Code.

“Required Lenders”: subject to Section 2.20(a)(i), at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the Outstanding Amount at such time.

“Requirement of Law”: any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restatement Effective Date”: the date on which each of the conditions specified in Section 8 of the Amendment and Restatement Agreement has been satisfied (or waived in accordance with the terms thereof), which date is July 1, 2016.

“Restricted Payments”: with respect to any Person, any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or any payment on account of, including any sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of such Person, or any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person.

“Restricted Subsidiaries”: as of any date, the Subsidiaries and any other Loan Party which are not Unrestricted Subsidiaries.

“Revolving Loans”: as defined in Section 2.1(a).

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Section 6.1 Communications”: as defined in Section 6.1.

“Secured Parties”: as defined in the Guarantee and Pledge Agreement.

“Security Documents”: the Guarantee and Pledge Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 6.1(j) or 6.7.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the aggregate fair market value of such Person’s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), (b) such Person has not incurred debts beyond such Person’s ability to pay such debts as they mature (taking into account all reasonably anticipated financing and refinancing proceeds) and (c) such Person does not have unreasonably small capital to conduct such Person’s businesses. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represent the amount that can be reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

“Speculative Unit”: any Completed Unit that is neither a Unit Under Contract nor a Model Unit.

“Springing Termination Date”: January 14, 2019.

“S&P”: Standard & Poor’s Ratings Services, or any successor thereto.

“Statutory Reserves”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt”: any Indebtedness of the Borrower or any other Loan Party which is subordinated to the Obligations at all times (including in respect of any amendment or modification thereto) pursuant to terms reasonably satisfactory to the Administrative Agent.

“Subsidiary”: as to any Person, (a) any corporation, limited liability company, association or other business entity (other than a partnership), of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or other governing body thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination hereof). Unless otherwise specified, all references herein to “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”: July 1, 2019; provided, however, that if on the Springing Termination Date there remains outstanding an aggregate principal amount of the 5.75% Senior Notes equal to or greater than the sum of (a) 50% of the Consolidated EBITDA for the four-quarter period ended September 30, 2018, plus (b) the Liquidity on the Springing Termination Date, then the Termination Date will be the Springing Termination Date, subject, however, in each case, to earlier termination of the Total Commitments pursuant to the terms of this Agreement.

“Total Commitments”: at any time, the aggregate amount of the Commitments then in effect.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Unfunded Pension Liability”: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code”: the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any collateral provided pursuant to this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority (but not attachment) and for purposes of definitions related to such provisions.

“Uniform Customs”: as defined in Section 10.11.

“Unit”: means Qualified Real Property Inventory that is, or is planned to be, comprised of a single family residential housing unit.

“Unit Under Contract”: a Unit, whether completed or under construction, as to which the Loan Party owning such Unit has entered into a bona fide contract of sale (a) in a form customarily employed by such Loan Party, (b) providing for a closing thereunder not more than 12 months after the date of such contract, (c) with a Person who is not a Subsidiary or Affiliate, (d) under which no defaults then exist and (e) in the case of any Unit the purchase of which is to be financed in whole or in part by a loan insured by the Federal Housing Administration or guaranteed by the Veterans Administration, to such Loan Party’s knowledge, the applicable buyer shall have made, or will be required to make, the minimum down payment required (if any) under the rules of the relevant agency.

“Unrestricted Cash”: cash and Cash Equivalents of the Loan Parties that are free and clear of all Liens (other than Liens permitted pursuant to clause (f) of the definition of Permitted Liens) and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the applicable Loan Party.

“Unrestricted Subsidiary”: (i) each Subsidiary listed on Schedule 1.1E and (ii) any Subsidiary designated by Parent (evidenced by a certificate of Parent, delivered to the Administrative Agent certifying compliance with this definition) as an Unrestricted Subsidiary after the Restatement Effective Date; provided that the designation of any Subsidiary as an Unrestricted Subsidiary after the Restatement Effective Date shall constitute an Investment by Parent at the date of designation in an amount equal to the net book value of Parent’s investment therein; provided further that if Parent subsequently designates a Subsidiary, which previously had been designated an Unrestricted Subsidiary, to be a Restricted Subsidiary (evidenced by a certificate of Parent, delivered to the Administrative Agent) and causes such Subsidiary to comply with Section 6.7, then the designation shall constitute the incurrence at the time of designation of any Liens of such Subsidiary existing at such time.

“U.S. Lender”: as defined in Section 2.16(f).

“Voting Stock”: with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“Wholly-Owned Subsidiary”: of any Person, a Subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Capital Stock are, at the time any determination is being made, owned, Controlled or held by such Person or one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete withdrawal under Section 4203 of ERISA or partial withdrawal under Section 4205 of ERISA from such Multiemployer Plan.

“Withholding Agent”: the Borrower, any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2. Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Loan Party not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, accounts, leasehold interests and contract rights, and (v) references to agreements or other obligations shall, unless otherwise specified, be deemed to refer to such agreements or obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1. Commitments.

(a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Percentage Interest of the L/C Obligations then outstanding, and after giving effect to the proposed Revolving Loan and application of the proceeds thereof to the repayment of any outstanding Obligations, does not exceed the lesser of (A) the amount of such Lender’s Commitment and (B) such Lender’s Percentage Interest of the Availability. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9.

(b) The Borrower shall repay all outstanding Revolving Loans on the Termination Date.

2.2. Procedure for Revolving Loan Borrowing.

The Borrower may borrow under the Commitments during the Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) 12:00 P.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Loans made on the Restatement Effective Date shall initially be ABR Loans. Each Borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 3:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such Borrowing will then be made available to the Borrower by the Administrative Agent transferring such amounts as the Borrower shall direct.

2.3. [Reserved].

2.4. [Reserved].

2.5. Commitment Fees, Etc.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”) for the period from and including the Restatement Effective Date to but excluding the last day of the Commitment Period, computed at the Applicable Margin per annum for Commitment Fees on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of March, June, September and December in each year and on each date on which any Commitments of such Lender shall expire or be terminated as provided herein; provided, however, pursuant to Section 2.20, the Borrower shall not be obligated to pay a Commitment Fee for the account of any Defaulting Lender.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.6. Termination or Reduction of Commitments.

The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Amount would exceed the Total Commitments (as so terminated or reduced). Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.

2.7. Optional Prepayments.

The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 1:00 P.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 1:00 P.M., New York City time, the Business Day of prepayment, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid; provided, however, that the Borrower shall be entitled to make any such payment conditional on the receipt of other financing or the proceeds of other transactions (if such payment is made in connection with a refinancing or other payment in full of the Loans) to the extent specified in such notice. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

2.8. Mandatory Prepayments.

If, on any date, the Outstanding Amount exceeds the Availability, Borrower shall, on such date, reduce the Outstanding Amount to an amount equal to or less than the Availability.

Amounts to be applied in connection with prepayments made pursuant to this Section 2.8 shall be applied, first, to the prepayment of Revolving Loans, and second, that if the aggregate principal amount of Revolving Loans then-outstanding is less than the amount of such prepayments (because L/C Obligations constitute a portion thereof), Borrower shall, to the extent of the balance, deposit an amount in cash equal to such balance in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. The application of any prepayment of Revolving Loans pursuant to this Section 2.8 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.8 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

2.9. Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, the Business Day of conversion; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations, and provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as Eurodollar Loans, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

2.10. Limitations on Eurodollar Tranches.

Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than six Eurodollar Tranches shall be outstanding at any one time.

2.11. Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate determined for such Interest Period plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2% per annum, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), after giving effect to any applicable grace period, such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.

(d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section 2.11 shall be payable from time to time on demand.

2.12. Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest shall accrue for each period from and including the first day of such period but excluding the last day of such period. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBO Rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).

2.13. Inability to Determine Interest Rate.

If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

2.14. Pro Rata Treatment and Payments.

(a) Except as set forth in Section 2.20 below, each Borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any Commitment Fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentage Interests of the Lenders.

(b) Except as set forth in Section 2.20 below, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. Except as set forth in Section 2.20 below, the Administrative Agent shall distribute such payments to each Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such Loans, on demand, from the Borrower.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption and, subject to Section 2.20, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.14(d), 2.14(e), 3.4(a) or 9.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent or the Issuing Lender for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.15. Requirements of Law.

(a) If (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof, (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines, or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued or (iii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority), in each case pursuant to Basel III, regardless of the date actually enacted, adopted or issued:

(A) shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by, or Taxes specifically excluded under, Section 2.16 and changes in the rate of tax on the overall net income of such Lender);

(B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted LIBO Rate; or

(C) shall impose on such Lender any other similar condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable by such Lender hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, including compliance with (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines, or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued and (ii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) pursuant to Basel III, made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.15, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor if such Lender knew or could reasonably know of the circumstances giving rise to such additional amounts payable pursuant to this Section 2.15; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.16. Taxes.

(a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes imposed on or measured by net income (however denominated) or franchise taxes, or branch profit taxes, in each case imposed (i) as a result of the Administrative Agent or any Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in the United States (or any political subdivision thereof) or any jurisdiction imposing such tax (or any political subdivision thereof) or (ii) on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), unless such a deduction or withholding is required by law. If any such non-excluded Taxes or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all such non-excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender or the Administrative Agent with respect to any non-excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (f), (g) or (h) of this Section 2.16, (ii) that are withholding taxes imposed on amounts payable to or for the account of such Lender or the Administrative Agent at the time such Lender or the Administrative Agent becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under

Section 2.19) or such Lender changes its lending office, except to the extent that such Lender’s assignor (if any) or such Lender (in the case of a change in lending office) was entitled, at the time of assignment or immediately before it changed its lending office, to receive additional amounts from the Borrower with respect to such non-excluded Taxes pursuant to this paragraph, or (iii) that are Taxes imposed under FATCA (all taxes not excluded by this Section 2.16, “Non-Excluded Taxes”). If the applicable Withholding Agent is required by law to deduct and/or withhold any Taxes, then (i) the applicable Withholding Agent shall make such deductions, (ii) the applicable Withholding Agent shall pay the amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law and (iii) the amounts so deducted and paid to the relevant Governmental Authority shall be treated under this Agreement as made to the affected Recipient.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

(d) The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Borrower or the Administrative Agent (as applicable), within 10 days after demand therefor, for (i) any Non-Excluded Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06 relating to the maintenance of a Participant Register and (iii) any Taxes attributable to such Lender which are not Non-Excluded Taxes, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Each Lender (or Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of whichever of the following is applicable: (i) U.S. Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, (ii) IRS Form W-8ECI, (iii) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F-1 (a “U.S. Tax Compliance Certificate”) and an appropriate IRS Form W-8BEN or W-8BEN-E, and (iv) in the case of a Non-U.S. Lender that is not the beneficial owner, IRS Form W-8IMY (accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner), in each case properly completed and duly executed by such Non-U.S. Lender claiming a complete exemption from or reduction in U.S. Federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. References to IRS Forms include any subsequent versions thereof or successors thereto. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower and the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Each Lender (or Transferee) that is a “United States person” as defined in Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender certifying an exemption from U.S. Federal backup withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender. Each U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(g) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(h) If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(i) For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Section 1.1471-2(b)(2)(i) of the United States Treasury Regulations.

(j) The Administrative Agent shall deliver two duly completed copies of Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with Borrower to be treated as a United States person with respect to such payments (and Borrower and Administrative Agent agree to so treat Administrative Agent as a United States person with respect to such payments), with the effect that Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

(k) If any Recipient determines, in its sole discretion, that it has received a refund of any tax as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the tax giving rise to such refund), net of all out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(l) The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(m) For the avoidance of doubt, all payments made under the Guarantee and Pledge Agreement shall be subject to the limitations set forth in this Section 2.16.

2.17. Indemnity.

The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (other than any default as a result of (i) the failure of such Lender to make a Loan, (ii) the delivery of a notice by Administrative Agent under Section 2.13(a) or (iii) the delivery by the Required Lenders of a notice under Section 2.13(b)), (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18. Change of Lending Office.

Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16.

2.19. Replacement of Lenders.

The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.15 or 2.16, (b) is a Defaulting Lender, or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (with the percentage in such definition being deemed to be 50% for this purpose) has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16, (iii) the replacement Lender shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement shall be an Eligible Assignee reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay, or cause to be paid, the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.20. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Voting. Such Defaulting Lender shall not be entitled to vote on any matter requiring the consent or approval of all Lenders or the Required Lenders, and the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided that (a) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (b) the Commitment of such Defaulting Lender may not be increased without the consent of such Defaulting Lender, Administrative Agent and Borrower; provided that any payments made with respect to such increase in such Commitment shall not be subject to Section 10.7 with respect to any Defaulting Lender.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.9; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.9; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees:

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive any fees pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage Interest of the stated amount of Letters of Credit for which the Defaulting Lender has provided Cash Collateral pursuant to Section 2.20(a)(ii).

(C) With respect to any fees pursuant to Section 3.3 not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender which has not been Cash Collateralized, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentage Interests (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate credit exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 3.9.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.21. Increase in Commitments.

The Borrower may, at its option, at any time or from time to time prior to the Termination Date, increase the Total Commitments by up to $55,000,000 to an aggregate principal amount not to exceed $200,000,000 by requesting the existing Lenders or new lenders to commit to any such increase; provided that: (i) no Lender shall be required to commit to any such increase; (ii) no such increase shall become effective unless at the time thereof and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing, (B) Parent is in compliance with the financial covenants set forth in Section 7.1, (C) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects; provided that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects, and (D) the Administrative Agent shall have received a certificate from the Borrower to the effect of (A), (B) and (C) of clause (ii); and (iii) no new lender shall become a Lender pursuant to this Section 2.21 unless such lender is an Eligible Assignee and the Administrative Agent shall have given its prior written consent, which consent shall not be unreasonably withheld. The Borrower shall be entitled to pay upfront or other fees to such lenders who extend credit pursuant to this Section 2.21 as the Borrower and such lenders may agree. Such increases in the Commitments shall become effective on the date (each such date, an “Increased Facility Closing Date”) specified in an activation notice delivered to the Administrative Agent no less than 10 Business Days prior to effective date of such notice specifying the amount of the increase and the effective date thereof. Each new lender that provides any part of any such increase in the Commitments (a “New Lender”) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit E, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. Unless otherwise agreed by the Administrative Agent, on each Increased Facility Closing Date, the Borrower shall borrow Revolving Loans under the relevant increased Commitments from each Lender participating in the relevant increase in an amount determined by reference to the amount of each Type of Loan (and, in the case of Eurodollar Loans, of each Eurodollar Tranche) which would then have been outstanding from such Lender if (x) each such Type or Eurodollar Tranche had been borrowed or effected on such Increased Facility Closing Date and (y) the aggregate amount of each such Type or Eurodollar Tranche requested to be so borrowed or effected had been proportionately increased, and, if applicable in connection with such increased Commitments, the Borrower shall pay all amounts due under Section 2.17. The Adjusted LIBO Rate applicable to any Eurodollar Loan borrowed pursuant to the preceding sentence shall equal the rate then applicable to the Eurodollar Loans of the other Lenders in the same Eurodollar Tranche (or, until the expiration of the then-current Interest Period, such other rate as shall be agreed upon between the Borrower and the relevant Lender).

SECTION 3. LETTERS OF CREDIT

3.1. L/C Commitment.

(a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower (and on behalf of the Borrower or any of its Subsidiaries or Joint Ventures) on any Business Day during the Commitment Period in such customary form as may be approved from time to time by the Issuing Lender; provided that no Issuing Lender shall be obligated to issue commercial (as opposed to standby) Letters of Credit hereunder; provided further that an Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations with respect to Letters of Credit issued by such Issuing Lender then outstanding would exceed its L/C Commitment then in effect (in the case of this clause (i), without the consent of such Issuing Lender), (ii) the L/C Obligations would exceed the aggregate L/C Commitments then in effect, (iii) the aggregate amount of the Available Commitments would be less than zero or (iv) the Availability would be less than zero. Each Letter of Credit shall (A) be denominated in Dollars and (B) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is 364 days after the Termination Date; provided that (I) any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above) and (II) at least 60 days prior to the Termination Date, Borrower shall, to the extent of the balance, replace outstanding Letters of Credit and/or deposit an amount equal to the Minimum Collateral Amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of a Subsidiary or Joint Venture inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiary or joint venture.

(b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2. Procedure for Issuance of Letter of Credit.

The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering (including via electronic delivery) to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such information describing the purpose of the Letter of Credit and the location of the related project or development as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and such information describing the purpose of the Letter of Credit and the location of the related project or development delivered to it in connection therewith in accordance with its customary procedures and shall issue, unless the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not be satisfied, the Letter of Credit requested thereby within three Business Days after its receipt of the Application therefor and all such requested information relating thereto by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3. Fees and Other Charges.

(a) The Borrower will pay a fee on the undrawn portion of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, and on the Termination Date. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee of 0.25% per annum on the aggregate undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Termination Date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4. L/C Participations.

(a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Percentage Interest in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by the Issuing Lender shall be required to be returned by it at any time), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s

Percentage Interest of the amount that is not so reimbursed (or is so returned). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under this Agreement. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

3.5. Reimbursement Obligation of the Borrower.

If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender (either directly or through the Administrative Agent if so requested by the Administrative Agent) on the Business Day next succeeding the Business Day on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) the draft so paid and (b) any costs and expenses described in Section 3.3(b) incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender or the Administrative Agent at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.11(b) and (y) thereafter, Section 2.11(c). Each Issuing Lender shall give the Administrative Agent and the Borrower written notice, within one Business Day, of receipt of each draw request under any Letter of Credit, together with a copy of each such draw request.

3.6. Obligations Absolute.

The Borrower’s obligations under this Section 3 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) resulting from errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or wilful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence, bad faith or wilful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.7. Letter of Credit Payments.

If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender of such Letter of Credit shall, promptly after receipt thereof, notify the Borrower and the Administrative Agent of the date and amount thereof together with a copy of such draft; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse the Issuing Lender hereunder. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8. Applications.

To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

3.9. Cash Collateral.

At any time that there shall exist a Defaulting Lender, within three Business Days following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.20(a)(ii) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 3.9 or Section 2.20(a)(ii) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 3.9 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.20 the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Parent and the Borrower hereby represent and warrant to the Administrative Agent and each Lender that:

4.1. Financial Statements.

Parent has furnished to Lenders that are parties to the Amendment and Restatement Agreement on the Restatement Effective Date a copy of its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2015, audited by and accompanied by the opinion of KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended March 31, 2016, certified by an Authorized Financial Officer. The financial statements and the notes thereto fairly present in all material respects the consolidated financial position of the Loan Parties and their Subsidiaries as at the dates specified therein and the consolidated results of operations and cash flows for the periods then ended, all in conformity in all material respects with GAAP.

4.2. No Material Adverse Change.

Since December 31, 2015, there has been no material adverse change in the financial condition of the Loan Parties and their Subsidiaries, taken as a whole.

4.3. Organization, Powers and Capital Stock.

Each of the Loan Parties (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its contracts and other rights and to avoid any penalty or forfeiture except in each case to the extent of omissions that would not have a Material Adverse Effect.

4.4. Authorization and Validity of this Agreement; Consents; Etc.

(a) Each of the Loan Parties has the power and authority to execute and deliver this Agreement, the Notes, the Guarantee and Pledge Agreement and the other Loan Documents to which it is a party and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement and the Notes and by each of the Loan Parties of the Guarantee and Pledge Agreement and the other Loan Documents to which it is a party and its performance of its obligations hereunder and thereunder and any and all actions taken by the Loan Parties (i) have been duly authorized by all requisite corporate action or other applicable limited partnership or limited liability company action, (ii) will not violate or be in conflict with (A) any provisions of law (including, without limitation, any applicable usury or similar law), (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate of incorporation or by-laws, certificate of limited partnership or limited partnership agreement, or articles or certificate of formation or operating agreement (as applicable), (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt securities of the Borrower have been issued), except in each case where such violation, conflict or breach would not reasonably be expected to have a Material Adverse Effect, and (iv) except as otherwise contemplated by any Loan Document, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement, the Notes, the Guarantee and Pledge Agreement and the other applicable Loan Documents has been duly executed and delivered by the applicable Loan Parties. The Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against the applicable Loan Parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b) None of the Loan Parties nor any of their Subsidiaries is a party to any agreement or instrument or is subject to any charter or other restrictions that could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that could reasonably be expected to have a Material Adverse Effect, and consummation of the transactions contemplated hereby and in the other Loan Documents will not cause any Loan Party to be in material default under any material indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt securities of the Borrower have been issued).

(c) No order, license, consent, approval, authorization of, or registration, declaration, recording or filing with, or validation of, or exemption by, any governmental or public authority (whether Federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by any Loan Party of the Credit Agreement, the Notes, the Guarantee and Pledge Agreement or the other Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof, except in each case to the extent such omission could not reasonably be expected to have a Material Adverse Effect. To the extent that any franchises, licenses, permits, certificates, authorizations, approvals or consents from any Federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by any Loan Party of properties now owned, operated or maintained by any of them, those franchises, licenses, permits, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except in each case to the extent of omissions that would not have a Material Adverse Effect.

4.5. Compliance with Laws and Other Requirements.

The Loan Parties and their Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, including, without limitation, regulations of the Board, the Federal Interstate Land Sales Full Disclosure Act or any comparable statute in any other applicable jurisdiction, except in each case where such violation could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries has received any notice to the effect that its properties or operations are (a) not in material compliance with any of the requirements of applicable Environmental Laws or any applicable Federal, state and local health and safety statutes and regulations or (b) are, or may be, the subject of any investigation, remedial action, response action or monitoring as a result of any presence, disposal or release of any Hazardous Substances into the indoor or outdoor environment, which, in each case, could reasonably be expected to have a Material Adverse Effect.

4.6. Litigation.

Except as set forth on Schedule 4.6, there is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against or affecting the Loan Parties or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could reasonably be expected to have a Material Adverse Effect. Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 4.6 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

4.7. No Default.

No event has occurred and is continuing that is a Default or an Event of Default.

4.8. Title to Properties.

Each of the Loan Parties has good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Property Inventory owned by it, and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of that balance sheet and prior to the date hereof, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or useful in the conduct of its business or which are classified as real estate not owned under GAAP. All such Real Property Inventory and other assets owned by the Loan Parties are free and clear of all mortgages, Liens, charges and other encumbrances (other than Permitted Liens), except (i) in the case of Real Property Inventory, as reflected on title insurance policies insuring the interest of the applicable Loan Party in the Real Property Inventory or in title insurance binders issued with respect to the Real Property Inventory (some of which title insurance binders have expired but were valid at the time of acquisition of the relevant Real Property Inventory), and (ii) as reflected in the Recent Balance Sheet.

4.9. Tax Liability.

There have been filed all Federal, state, local and foreign Tax returns with respect to the operations of the Loan Parties which are required to be filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired or where failure to file would not have a Material Adverse Effect. The Loan Parties have paid or caused to be paid to the appropriate taxing authorities all Taxes, to the extent that those Taxes have become due, except for Taxes the failure of which to pay does not violate the provisions of this Agreement or would not have a Material Adverse Effect.

4.10. Regulations U and X; Investment Company Act.

(a) Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Loan Parties and their Subsidiaries on a consolidated basis which are subject to any limitation on sale, pledge or other restriction hereunder.

(b) No part of the proceeds of any of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board. No part of the proceeds of the Loans will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

(c) None of the Loan Parties nor any of their Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.11. ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as could not reasonably be expected to result in a Material Adverse Effect (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that would incur material liability under Section 4062, 4069 or 4212(c) of ERISA.

4.12. Subsidiaries; Joint Ventures.

Schedule 4.12 contains a complete and accurate list as of the Restatement Effective Date of (a) all Subsidiaries of the Borrower, including, with respect to each Subsidiary, (i) its state of incorporation or formation, (ii) all jurisdictions (if any) in which it is qualified as a foreign corporation or entity, (iii) the number of shares of its Capital Stock outstanding and (iv) the number and percentage of its shares owned by the Borrower and/or by any other Subsidiary, and (b) each Joint Venture, including, with respect to each such Joint Venture, (i) its jurisdiction of organization, (ii) all other jurisdictions in which it is qualified as a foreign entity and (iii) the number and percentage of its shares owned by the Borrower and/or by any other Subsidiary. All the outstanding shares of Capital Stock of each Restricted Subsidiary are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of Capital Stock of each Restricted Subsidiary as specified in Schedule 4.12 are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever, except for Permitted Liens. Neither the Borrower nor any other Loan Party owns of record or beneficially any shares of the Capital Stock of any Subsidiary that is not a Guarantor, except Unrestricted Subsidiaries and Joint Ventures.

4.13. Environmental Compliance.

No Hazardous Substances are present upon any of the Real Property Inventory owned, used or operated by any of the Loan Parties or any of their Subsidiaries or any Real Property Inventory which is encumbered by any mortgage held by any of the Loan Parties or any of their Subsidiaries, and none of the Loan Parties nor any of their Subsidiaries has received any notice to the effect that any of the Real Property Inventory owned, used or operated by any of the Loan Parties or any of their Subsidiaries or any of their respective operations are not in compliance with any of the requirements of applicable Environmental Laws or are, or may be, the subject of any investigation, remedial action, response action or monitoring as the result of any presence, disposal or release of any Hazardous Substance into the indoor or outdoor environment which, in each case, could be reasonably expected to have a Material Adverse Effect.

4.14. No Misrepresentation.

No representation or warranty by any Loan Party made under this Agreement and no information, financial statement, certificate, schedule, exhibit, report or other document provided or to be provided by any Loan Party in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contained, contains or will contain a misstatement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

4.15. Solvent.

The Loan Parties and their Subsidiaries on a consolidated basis are Solvent.

4.16. Foreign Direct Investment Regulations.

Neither the making of the Loans or advances of credit nor the repayment thereof nor any other transaction contemplated hereby will involve or constitute a violation by any Loan Party of any provision of the Foreign Direct Investment Regulations of the United States Department of Commerce or of any license, ruling, order or direction of the Secretary of Commerce thereunder.

4.17. Relationship of the Loan Parties.

The Loan Parties are engaged as an integrated group in the business of owning, developing and selling Real Property Inventory and of providing the required services, credit and other facilities for those integrated operations. The Loan Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Loans and other advances of credit to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Loan Parties, and the Loan Parties expect to derive benefit, directly or indirectly, from the Loans and other advances, both individually and as a member of the integrated group, since the financial success of the operations of the Loan Parties is dependent upon the continued successful performance of the integrated group as a whole.

4.18. Insurance.

The properties of the Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties and their Restricted Subsidiaries operate.

4.19. Foreign Asset Control Regulations.

Neither the execution and delivery of the Loan Documents by the Borrower or any Loan Party nor the use of the proceeds of any Loan or any extension of credit, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, none of the Borrower, any Loan Party nor any of their respective Subsidiaries (a) are or will become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage or will engage in any dealings or transactions or be otherwise associated with any such blocked person.

4.20. Intellectual Property; Licenses, Etc.

The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without any material conflict with the rights of any other Person.

4.21. Security Documents.

The Guarantee and Pledge Agreement creates in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Pledge Agreement) and the proceeds thereof and (a) assuming the Administrative Agent maintains possession of the Pledged Stock (as defined in the Guarantee and Pledge Agreement), the Lien created under Guarantee and Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Stock, in each case prior and superior in right to any other Person, and (b) assuming financing statements in appropriate form have been filed in the offices specified on Schedule 4.21(a), the Lien created under the Guarantee and Pledge Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral (as defined in the Guarantee and Pledge Agreement) other than the Pledged Stock, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2.

4.22. Labor Disputes.

No labor disputes exist or, to the knowledge of Parent or the Borrower, are threatened against any of the Loan Parties or any of their Subsidiaries which have or could be reasonably expected to have a Material Adverse Effect.

4.23. EEA Financial Institution. No Loan Party is an EEA Financial Institution.

SECTION 5. CONDITIONS PRECEDENT

5.1. Conditions to Initial Extension of Credit.

The amendment and restatement of the Existing Credit Agreement, and the agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction or waiver, prior to or concurrently with the making of such extension of credit on the Restatement Effective Date, of the following conditions precedent:

(a) Amendment and Restatement of the Credit Agreement; Notes. The Administrative Agent shall have received (i) the Amendment and Restatement Agreement, executed and delivered by Parent, the Borrower, each other Guarantor and each Lender listed on Schedule 1.1A, which shall be in full force and effect, and (ii) Notes, if requested, payable to the requesting Lender and its registered assigns, which shall be in full force and effect.

(b) Financial Statements. The Lenders shall have received the financial statements and opinion referred to in Section 4.1, none of which shall demonstrate a material adverse change in the financial condition of the Borrower from the financial statements previously provided to the Lenders.

(c) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent) on or before the Restatement Effective Date.

(d) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The following supporting documents with respect to Parent, the Borrower and the other Loan Parties: (i) either (A) a copy of its certificate or articles of incorporation, formation, organization or certificate of limited partnership (as applicable) certified as of a date reasonably close to the Restatement Effective Date to be a true and accurate copy by the Secretary of State (or similar governmental authority) of its state of incorporation or formation or (B) a certification by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) that there has been no change to its certificate or articles of incorporation, formation, organization or certificate of limited partnership (as applicable) since the most recent copy delivered pursuant to the Existing Credit Agreement; (ii) either (A) a copy of its by-laws, partnership agreement or operating agreement (as applicable), certified by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) to be a true and accurate copy of its by-laws, partnership agreement or operating agreement (as applicable) in effect on the Restatement Effective Date or (B) a certification by such Person that there has been no change to its by-laws, partnership agreement or operating agreement (as applicable) since the most recent copy delivered pursuant to the Existing Credit Agreement; (iii) either (A) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable), as to the incumbency and signatures of its officers or other Persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Agreement or (B) a certification by such Person that there has been no change its such officers or other Persons since the most recent incumbency and signatures delivered pursuant to the Existing Credit Agreement; (iv) a copy of resolutions of its

Board of Directors, certified by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) to be a true and accurate copy of resolutions duly adopted by such Board of Directors, or other appropriate resolutions or consents of, its partners or members certified by its general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its partners or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Restatement Effective Date, authorizing the execution and delivery by it of this Agreement and any Notes and other Loan Documents delivered on the Restatement Effective Date to which it is a party and the performance by it of all its obligations thereunder; and (v) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request.

(e) Legal Opinions. The Administrative Agent shall have received a favorable legal opinion of Latham & Watkins LLP, counsel to the Borrower and its Subsidiaries, in form and substance reasonably acceptable to the Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(f) Representations and Warranties; No Defaults. Certificates signed by a duly authorized officer of Parent stating that: (i) the representations and warranties of Parent and the Borrower contained in Section 4 hereof are true and correct in all material respects on and as of the Restatement Effective Date as though made on and as of the Restatement Effective Date; provided that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects, and (ii) no event has occurred and is continuing which constitutes an Event of Default or Default hereunder as of the Restatement Effective Date, or after giving effect to any extension of credit on the Restatement Effective Date.

(g) Compliance Certificate; Borrowing Base Certificate. Delivery of (i) a Compliance Certificate, substantially in the form of Exhibit B, as of the Restatement Effective Date, and (ii) a Borrowing Base Certificate, substantially in the form of Exhibit C, as of the Restatement Effective Date.

(h) Upfront Fees. The Borrower shall have paid (or caused to be paid) to each Lender an upfront fee in an amount equal to the sum of (i) 0.30% of the amount of such Lender’s Commitment under the Existing Credit Agreement as in effect immediately prior to the Restatement Effective Date and (ii) 0.45% of the amount by which such Lender’s Commitment under this Agreement as in effect on the Restatement Effective Date exceeds such Lender’s Commitment under the Existing Credit Agreement (if any) as in effect immediately prior to the Restatement Effective Date.

(i) Patriot Act. The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(j) Additional Documents. Such other agreements, instruments and documents as the Administrative Agent, its counsel or any Lender may reasonably request.

5.2. Conditions to Each Extension of Credit.

The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Borrowing Request. The Administrative Agent shall have received notice of Borrower’s request for Revolving Loan as provided in Section 2.2 or Application as provided in Section 3.2.

(b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents (including Section 4 hereof) shall be true and correct in all material respects (except any representations and warranties which are qualified by materiality shall be correct and accurate in all respects) on and as of such date as if made on and as of such date, provided if any such representations and warranties are expressly made only as of a prior date, such representations and warranties shall be true and correct in all material respects (except any representations and warranties which are qualified by materiality shall be correct and accurate in all respects) as of such prior date.

(c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(d) Indenture Compliance. Parent shall, concurrently with the borrowing request pursuant to Section 5.2(a), provide written evidence in form and substance reasonably satisfactory to the Administrative Agent that such requested Loan or Letter of Credit shall be incurred pursuant to Section 4.03(b)(1) or 4.03(b)(14) of the Indenture.

(e) Availability. If, after giving effect to such Loan or Letter of Credit, the Availability is less than the Outstanding Amount, the Borrower shall, on such date, reduce the Outstanding Amount by an amount at least equal to such deficiency.

Each Borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

Parent and the Borrower hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent obligations such as indemnities or increased costs) is owing to any Lender or the Administrative Agent hereunder, they shall and shall cause each Restricted Subsidiary to:

6.1. Reporting Requirements.

In the case of Parent, maintain a standard system of accounting established and administered in accordance with GAAP and shall cause to be delivered to the Administrative Agent (for prompt distribution by the Administrative Agent to Lenders):

(a) as soon as available and in any event within 90 days after the end of each fiscal year of Parent (commencing with the fiscal year ending on December 31, 2016), a consolidated balance sheet of Parent and its Subsidiaries as of the end of that fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP and audited and reported upon by KPMG LLP or another firm of independent certified public accountants of similar recognized standing selected by Parent and reasonably acceptable to the Administrative Agent (such audit report shall be unqualified as to going concern or scope of audit and without a “going concern” explanatory note); the financial statements filed with or furnished to the SEC by Parent (and which are available online) shall be deemed to have been provided by Parent under this reporting requirement if Parent notifies the Administrative Agent that such financial statements are available;

(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as of the end of that quarter, and the related consolidated statement of operations and cash flows of the Loan Parties and their Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP, unaudited but certified to be true and accurate, subject to normal year-end and audit adjustments, by an Authorized Financial Officer of the Borrower; the financial statements filed with or furnished to the SEC by Parent (and which are available online) shall be deemed to have been provided by Parent under this reporting requirement if Parent notifies the Administrative Agent that such financial statements are available;

(c) concurrently with the delivery of the financial statements described in subsection (a) above, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default has occurred, or if such Event of Default has occurred, specifying the facts with respect thereto; concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the Chief Executive Officer, President or Executive Vice President and an Authorized Financial Officer of Parent to the effect that having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Event of Default or Default, or if such Event of Default or Default has occurred, specifying the facts with respect thereto; and concurrently with the delivery of the financial statements described in subsection (a) or (b) above, the related consolidated financial statements (or other financial presentations reasonably acceptable to the Administrative Agent) reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) upon such consolidated financial statements;

(d) within 90 days after the beginning of each fiscal year of Parent (commencing with the fiscal year beginning on January 1, 2017), a projection, in reasonable detail and in form reasonably satisfactory to the Administrative Agent, on a quarterly basis, of the earnings, cash flow, balance sheet and covenant calculations (with assumptions for all of the foregoing) of the Loan Parties and their Subsidiaries for that fiscal year;

(e) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by Parent to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended, and the Exchange Act) filed by Parent with or furnished to any securities exchange or any governmental authority or commission, except material filed with or furnished to governmental authorities or commissions relating to the development of Real Property Inventory in the ordinary course of the business of the Loan Parties and which does not relate to or disclose any Material Adverse Effect; the reports and financial statements filed with or furnished to the SEC by Parent (and which are available online) shall be deemed to have been provided by Parent under these reporting requirements if Parent notifies the Administrative Agent that such financial statements are available;

(f) as soon as available and in any event within 90 days after the end of the fourth quarter of each fiscal year for the Joint Ventures, a statement of earnings, assets, liabilities and net worth, indicating Parent’s and each Loan Party’s pro rata share thereof, in the form attached as Schedule 6.1(f);

(g) the following reports: within 45 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of Parent (commencing with the quarter ending June 30, 2016 and fiscal year ending December 31, 2016), a report which shall include the information and calculations provided for in the Borrowing Base Certificate and Compliance Certificate attached to this Agreement and such other condition in reasonable detail and be in form reasonably satisfactory to the Administrative Agent, with calculations indicating that Parent is in compliance, as of the last day of such quarterly or annual period, as the case may be, with the provisions of the financial covenants set forth in Section 7.1 and with the provisions of Section 7.4(p). The reports furnished pursuant to this subsection (g) shall each be certified by an Authorized Financial Officer of Parent;

(h) as soon as possible and in any event within 10 days after Parent knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Financial Officer of Parent, describing said Reportable Event and the action which Parent proposes to take with respect thereto;

(i) as soon as possible and in any event within 10 days after receipt thereof by any of the Loan Parties or any of their Subsidiaries, a copy of (i) any notice or claim to the effect that any of the Loan Parties or of their Subsidiaries is or may be liable to any Person as a result of the presence, disposal or release of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental Law or any Federal, state or local health or safety law or regulation by any of the Loan Parties or any of their Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;

(j) concurrently with the quarterly financial statements described in subsection (b) above following the end of any quarter in which there occurred an event that requires a Subsidiary that is not then a Guarantor to become a Guarantor under this Agreement (as described in Section 6.7 below) (or at any time that Parent may elect to cause any other Subsidiary to be a Guarantor), Parent shall deliver to the Administrative Agent (i) a Supplemental Guarantee and Pledge, substantially in the form provided for in the Guarantee and

Pledge Agreement, executed by the Administrative Agent and a duly authorized officer of such Subsidiary; (ii) a copy of the certificate of incorporation or other organizational document of such Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation or formation; and (iii) representations and warranties regarding such Guarantor’s formation, authority, execution, delivery, non-contravention and enforceability of the Supplemental Guarantee and Pledge; and

(k) such supplements to the aforementioned documents and additional information and reports as the Administrative Agent or any Lender may from time to time reasonably require.

Each of Parent and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by, or on behalf of, Parent and/or the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information with respect to Parent, the Borrower or their Subsidiaries or the respective securities of any of the foregoing) (each, a “Public Lender”). Each of Parent and the Borrower hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, Parent and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material nonpublic information with respect to Parent, the U.S. Federal and state securities laws (provided that, to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 10.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless Parent notifies the Administrative Agent promptly that any such document contains material nonpublic information: (i) the Loan Documents, (ii) notification of changes in the terms of any Loan Document and (iii) all information delivered pursuant to clauses (a), (b) and (e) of this Section 6.1.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including U.S. Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Parent, the Borrower and their Affiliates, or the respective securities of any of the foregoing, for purposes of U.S. Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, BAD FAITH OR WILFUL MISCONDUCT.

The Administrative Agent agrees that receipt of the reporting materials pursuant to this Section 6.1 (the “Section 6.1 Communications”) by the Administrative Agent at its electronic mail address set forth in Section 10.2 shall constitute effective delivery of the Section 6.1 Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Section 6.1 Communications have been posted to the Platform shall constitute effective delivery of the Section 6.1 Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

6.2. Payment of Taxes and Other Potential Liens.

Except as could not reasonably be expected to have a Material Adverse Effect, pay all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all Taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become delinquent (and file all Tax returns with the appropriate taxing authorities on or before the same shall become due), as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 6.2 if any Loan Party shall fail to perform any such obligation or to pay any such debt (except for obligations for money borrowed), Tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

6.3. Preservation of Existence.

Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business, except where the failure to maintain any such qualification or license could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing herein shall be deemed to prohibit any transaction permitted pursuant to Section 7.3. Parent will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and reasonable extensions of such fields of enterprise and maintain all requisite authority reasonably necessary to conduct its business in each jurisdiction in which its business is being conducted. The primary business of the Loan Parties and their Subsidiaries shall at all times be the acquisition, development and sale of real estate assets and ancillary and complementary businesses thereto.

6.4. Maintenance of Properties.

Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (a) adequate insurance, by financially sound and reputable insurers, on all properties of the Loan Parties which are of character usually insured by Persons engaged in the same or a similar business (including, without limitation, all Real Property Inventory encumbered by mortgages securing mortgage loans made by any Loan Party, to the extent normally required by prudent mortgagees, and all Real Property Inventory which is subject of an equity investment by any Loan Party, to the extent normally carried by similarly situated prudent builder-developers) against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (b) adequate public liability insurance against tort claims which may be incurred by any Loan Party and (c) such other insurance as may be required by law. Upon the request of the Administrative Agent, Parent will furnish to the Lenders full information as to the insurance carried.

6.5. Access to Premises and Books.

At all reasonable times, with reasonable advance notice and as often as the Administrative Agent or any Lender may reasonably request, permit authorized representatives and agents (including accountants) designated by the Administrative Agent or any Lender to (a) have access to the premises of Parent and each Restricted Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) make copies of or excerpts from those books and records and (c) upon reasonable notice to Parent, discuss the respective affairs, finances and operations of the Loan Parties and their Subsidiaries with, and to be advised as to the same by, their respective officers and directors; provided, however, that unless an Event of Default has occurred and is continuing, (i) Borrower shall not be required to pay the expenses for Administrative Agent for more than one visit in any calendar year and (ii) shall not be required to pay the expenses for any visit by any Lender.

6.6. Notices.

Give prompt written notice to the Administrative Agent of (a) any proceeding instituted by or against the Borrower or any of the Loan Parties in any Federal or state court or before any commission or other regulatory body, Federal, state or local or other governmental agency, which could reasonably be expected to have a Material Adverse Effect, and (b) any other event which could reasonably be expected to lead to or result in a Material Adverse Effect or result in an Event of Default.

6.7. Further Assurances; Addition and Removal of Guarantors.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.

(b) Give the Administrative Agent written notice of the formation or acquisition of any Restricted Subsidiary. Parent will cause any such Restricted Subsidiary that is a Wholly-Owned Subsidiary to become a Loan Party by executing the Guarantee and Pledge Agreement and each other applicable Loan Document. Notwithstanding anything to the contrary, if at any time or from time to time any event results in a Change in Status of a Guarantor, Parent shall deliver notice thereof to the Administrative Agent, including a reasonably detailed description of the Change in Status and a statement of the effective date of the Change in Status. Such notice shall be delivered no later than 45 days after the end of the fiscal quarter during which such Change in Status occurs; provided, however, that with respect to any Change in Status occurring during the last quarter of Parent’s fiscal year, such notice shall be delivered no later than 90 days after the end of such final fiscal quarter. Each Change in Status event shall be effective as of the effective date of such Change in Status, automatically, without any further action by any party to this Agreement, and the Subsidiary that is subject to such Change in Status shall no longer be a Guarantor. In connection with each Change in Status, the Administrative Agent, on behalf of Lenders, shall promptly following receipt of written notice of Change in Status, execute and deliver to Parent a written confirmation of such Change in Status.

6.8. Compliance with Laws and Other Requirements.

Promptly and fully, comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Loan Parties, their Subsidiaries and their respective properties, including, without limitation, Regulation Z of the Board, the Federal Interstate Land Sales Full Disclosure Act, ERISA, the Florida Land Sales Act or any similar statute in any applicable jurisdiction, in each case, the violation of which would have a Material Adverse Effect.

6.9. Use of Proceeds.

Use and cause to be used the proceeds of the Loans for working capital and other general corporate purposes.

6.10. Information Regarding Collateral.

Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. Parent agrees not to effect or permit any change referred to in the preceding sentence unless all actions required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral (as defined in the Guarantee and Pledge Agreement) have been taken or are taken concurrent with such change.

SECTION 7. NEGATIVE COVENANTS

Parent and the Borrower hereby agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent obligations such as indemnities and increased costs) is owing to any Lender or the Administrative Agent hereunder:

7.1. Financial Condition Covenants. Parent shall not:

(a) Maximum Leverage Ratio. As of the end of each fiscal quarter occurring during any period set forth below, permit the Leverage Ratio to exceed the percentage set forth below for such period:

PERIOD	MAXIMUM LEVERAGE RATIO
June 30, 2016 through and including December 30, 2016	65%

December 31, 2016 through and including June 29, 2017	62.5%

June 30, 2017 and thereafter	60%

(b) Minimum Interest Coverage/Minimum Liquidity Test. As of the end of each fiscal quarter, fail to maintain either (a) Liquidity in an amount not less than the greater of (i) Consolidated Interest Incurred for the twelve months ended on the last day of such fiscal quarter and (ii) $50,000,000 or (b) an Interest Coverage Ratio of at least 1.50:1.00:

(c) Minimum Net Worth Test. As of the end of each fiscal quarter, fail to maintain minimum Consolidated Tangible Net Worth of not less than (a) $451,000,000 plus (b) the sum of (i) 50% of the cumulative Consolidated Net Income (excluding any Consolidated Net Income realized from the reversal of any deferred tax assets), if positive, of the Loan Parties and their Subsidiaries from and after April 1, 2016, plus (ii) 50% of the net proceeds from any equity offerings of Parent from and after April 1, 2016 plus (iii) 75% of deferred tax assets to the extent included on the financial statements delivered in accordance with Section 6.1.

7.2. Liens and Encumbrances.

Parent shall not, nor shall it permit any Restricted Subsidiary to, grant or suffer or permit to exist any Liens on any of its rights, properties or assets other than Permitted Liens.

7.3. Limitation on Fundamental Changes.

(a) Parent shall not, nor shall it permit any of its Restricted Subsidiaries to, do any of the following:

(i) sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of Parent and the Subsidiaries (taken as a whole on a consolidated basis);

(ii) merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

(iii) dissolve, liquidate or wind up its business by operation of law or otherwise; or

(iv) distribute to the stockholders of the Borrower any Capital Stock of any Subsidiary that is a Guarantor;

provided, however, that any Subsidiary or any other Person may merge into or consolidate with or may dissolve and liquidate into a Loan Party and any Subsidiary that is not a Loan Party may merge into or consolidate with or may dissolve and liquidate into another Subsidiary that is not a Loan Party, if (and only if), (1) in the case of a merger or consolidation involving, or the dissolution or liquidation of, a Loan Party other than the Borrower, the surviving Person is, or upon such merger or consolidation becomes, a Loan Party, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (4) such occurrence shall not constitute or give rise to (a) an Event of Default or (b) Default (beyond all applicable grace and cure periods) in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound if such default would have a Material Adverse Effect.

(b) Parent shall not, nor shall it permit any of its Restricted Subsidiaries to, acquire another Person unless (i) the primary business of such Person is engaging in homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof and (ii) the majority of shareholders (or other equity interest holders), the board of directors or other governing body of such Person approves such acquisition.

Nothing contained in this Section 7.3, however, shall restrict any sale of assets among the Loan Parties and their Subsidiaries which is in the ordinary course of business or is otherwise in compliance with all other provisions of this Agreement.

7.4. Permitted Investments.

Parent shall not, nor shall it permit any Restricted Subsidiary to, make any Investment or otherwise acquire any interest in any Person, except:

(a) Investments in or loans or advances to (i) Parent, (ii) the Borrower or (iii) any Subsidiary that is a Guarantor, (iv) any Restricted Subsidiary that is not a Guarantor from any Restricted Subsidiary that is not a Guarantor; and (v) any Restricted Subsidiary that is not a Loan Party from a Loan Party, provided that the aggregate amount of Investments permitted pursuant to this clause (v) shall not exceed $10,000,000 at any time outstanding; provided that any such Investments in the form of Capital Stock held by a Loan Party shall be pledged pursuant to the Guarantee and Pledge Agreement to the extent required thereby (subject to the limitations applicable to voting stock of Foreign Subsidiaries or Foreign Holding Company Guarantors (in each case, as defined in the Guarantee and Pledge Agreement) referred to therein);

(b) Cash Equivalents and Permitted Investments;

(c) receivables owing to Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business;

(d) lease, utility and other similar deposits in the ordinary course of business;

(e) Investments made by Borrower or any Restricted Subsidiary for consideration consisting only of Capital Stock;

(f) guarantees of performance obligations in the ordinary course of business;

(g) Investments outstanding on the Restatement Effective Date, as set forth on Schedule 7.4;

(h) Investments permitted by Section 7.3(b);

(i) Investments in mortgages, receivables, other securities or ownership interests, loans or advances made in connection with a strategy to acquire land or other homebuilding assets through foreclosure or other exercise of remedies;

(j) Investments in trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(k) Investments or securities received in settlement of debts owing to Borrower or any Restricted Subsidiary in the ordinary course of business;

(l) loans and advances to employees, agents, customers or suppliers not to exceed $2,000,000 in the aggregate at any time outstanding;

(m) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(n) advances made in connection with purchases of goods or services in the ordinary course of business;

(o) Investments resulting from Hedging Obligations that are entered into for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with operations of Parent and its Subsidiaries and not for speculative purposes;

(p) Investments, other than those permitted by subsections (a) through (o) above, in Persons (including Unrestricted Subsidiaries and Joint Ventures) that are in the business of homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof not to exceed in the aggregate amount outstanding (to be determined at the time any such Investment is made) at any time the greater of $35,000,000 and 7% of Consolidated Tangible Net Assets; and

(q) other Investments in the aggregate amount, when taken together with all Investments made pursuant to this Section 7.4(q) and then outstanding, not to exceed $5,000,000.

7.5. No Margin Stock.

Parent shall not use or permit to be used any of the proceeds of the proceeds of the Loans to purchase or carry any “margin stock” (as defined in Regulation U).

7.6. Burdensome Agreements.

Parent shall not enter into any Contractual Obligation that limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to guarantee the Indebtedness of the Borrower under the Loan Documents or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure its obligations under the Loan Documents to which it is a party; provided, however, that the foregoing shall not apply to (u) customary restrictions contained in the definitive documents for secured Indebtedness permitted pursuant to this Agreement so long as such restrictions apply only to the Subsidiaries that are party to such agreement and the assets that are collateral for such Indebtedness; (v) customary restrictions contained in the definitive documents for Indebtedness permitted pursuant to this Agreement so long as such restrictions are not more restrictive than those contained in the Loan Documents; (w) restrictions imposed by law or any Loan Document, (x) customary restrictions and conditions contained in agreements relating to a sale of a Subsidiary or all or substantially all of its assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (y) customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer or encumbrance of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person and (z) with respect to clause (iii) customary provisions in leases restricting the assignment thereof.

7.7. Restricted Payments.

Parent shall not, nor shall it permit any Restricted Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so; provided that (a) any Restricted Subsidiary may declare and make Restricted Payments ratably to its equity holders, (b) Parent or any Restricted Subsidiary may make Restricted Payments to any holder of its Capital Stock in the form of additional shares of Capital Stock of the same class and (c) Parent or any Restricted Subsidiary may make other Restricted Payments so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) Parent would be in compliance, after giving effect to such Restricted Payment and any financing therefor, with the financial covenants set forth in Section 7.1.

7.8. Prepayment of Indebtedness.

If the Administrative Agent shall have delivered notice to the Borrower of any Default, or if an Event of Default has occurred and is continuing or an acceleration of the indebtedness under this Agreement has occurred, Parent shall not voluntarily prepay, or permit the Borrower or any Guarantor voluntarily to prepay, the principal amount, in whole or in part, of any Indebtedness other than (a) indebtedness owed to each Lender hereunder or under some other agreement between Borrower and such Lender, (b) Indebtedness which ranks pari passu with the indebtedness incurred under this Agreement which is or becomes due and owing whether by reason of acceleration or otherwise, (c) Indebtedness which is exchanged for, or converted into, Capital Stock (or securities to acquire Capital Stock) of any Loan Party and (d) any such prepayment made in connection with the refinancing of Indebtedness which ranks pari passu with the indebtedness incurred under this Agreement.

7.9. Pension Plan.

Parent shall not enter into, maintain or make contributions to, or permit the Borrower or any Subsidiary to enter into, maintain or make contributions to, directly or indirectly, any plan that is subject to Title IV of ERISA, except for any such defined benefit pension plan(s) of any Person(s) formed or acquired, directly or indirectly, by Parent, the Borrower or any Subsidiary as permitted under this Agreement.

7.10. Transactions with Affiliates.

Parent shall not enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate (or permit any Subsidiary to do any of the foregoing), except upon fair and reasonable terms no less favorable to the Borrower, such Loan Party or such Subsidiary than the Borrower, such Loan Party or such Subsidiary would obtain in a comparable arms’-length transaction, except for the following will be permitted:

(a) transactions among the Loan Parties and the Restricted Subsidiaries;

(b) any indemnity provided for the benefit of directors (or comparable managers) of Parent or any Subsidiary;

(c) the payment of reasonable compensation, severance, or employee benefit arrangements to employees and officers of Parent and its Subsidiaries in the ordinary course of business;

(d) transaction permitted pursuant to Section 7.3 and Section 7.7.

7.11. Foreign Assets Control Regulations.

The Borrower shall not use or permit the use of the proceeds of any Loan or any extension of credit in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the foregoing, neither the Borrowers nor any Loan Party will permit itself nor any of its Subsidiaries to (a) become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions or be otherwise associated with any person who is a blocked person.

SECTION 8. EVENTS OF DEFAULT; REMEDIES

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, Reimbursement Obligation, any fees hereunder or any other amount payable hereunder or under any other Loan Document within five Business Days after any such interest, fees or other amounts becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document when made which shall be false or misleading in any material respect when made; or

(c) any Loan Party shall default in the observance or performance of any covenant contained in Sections 6.3 (as it relates to the existence of the Parent or the Borrower), 6.5, 6.6 or 6.9, or Section 7; or

(d) any Loan Party shall default in the observance or performance of any other covenant contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after the earlier of the date such Loan Party obtains knowledge of such default or the date on which written notice thereof is given to the Borrower by the Administrative Agent; or

(e) any Loan Party shall (i) default in making any payment of any principal of or interest on any Indebtedness (including any Contingent Obligation, but excluding the Loans and Non-Recourse Indebtedness) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligations or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Contingent Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness or Contingent Obligations the aggregate outstanding principal amount of which is $10,000,000 or more; or

(f) (i) Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal for a period of 30 consecutive days following the entry thereof; or (iv) Borrower or any other Loan Party shall take any formal action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or

(g) (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner or (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, which could reasonably be expected to result in a Material Adverse Effect; or

(h) one or more final non-appealable judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability of more than $10,000,000, and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal for a period of 30 consecutive days after the entry thereof; or

(i) any Loan Party shall be found responsible for (A) the release by any Loan Party, any of its Subsidiaries or any other Person of any Hazardous Substance into the environment, or (B) any violation of any Environmental Law or any Federal, state or local health or safety law or regulation, which, in either case of clause (A) or (B), could reasonably be expected to have a Material Adverse Effect; or

(j) any guarantee under the Guarantee and Pledge Agreement shall cease, for any reason, to be in full force and effect (other than in accordance with its terms), or any Loan Party shall deny in writing that it has any further liability under the Guarantee and Pledge Agreement (excluding release of any Loan Party in accordance with the Loan Documents); or

(k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under the Guarantee and Pledge Agreement; or

(l) there shall occur any Change of Control of Parent;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to Parent or the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9. THE ADMINISTRATIVE AGENT

9.1. Appointment.

Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2. Delegation of Duties.

The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3. Exculpatory Provisions.

Neither Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or wilful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4. Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower rendered in any legal opinion for the benefit of the Administrative Agent or any Lender), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5. Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice in writing from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a written notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6. Non-Reliance on Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

9.7. Indemnification.

The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, Affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage Interests in effect on the date on which indemnification is sought under this Section 9.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence, bad faith or wilful misconduct. The agreements in this Section 9.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8. Administrative Agent in Its Individual Capacity.

The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Administrative Agent were not an agent hereunder. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

9.9. Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, with the prior written consent of Borrower (such consent not to be unreasonably withheld or delay and not to be required if an Event of Default has occurred and is continuing), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of such bank; provided that, in the event that the Administrative Agent elects not to or is unable to appoint a successor Administrative Agent, the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of the Borrower, to the extent required, appoint a successor agent as provided for above. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit.

SECTION 10. MISCELLANEOUS

10.1. Amendments and Waivers.

Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan of any Lender, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) to any Lender or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment or L/C Commitment, in each case without the written consent of such Lender (except that an increase in the available portion of any Commitment of any Lender pursuant to the reallocation provisions of Section 2.20 shall not be deemed to constitute an increase of the Commitment of any Lender); (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) (A) reduce any percentage specified in the definition of Required Lenders, (B) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents and (C) except in accordance with this Agreement, (1) release all or substantially all of the collateral provided pursuant to this Agreement or (2) release all or substantially all of the Guarantors from their obligations under the Guarantee and Pledge Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.14 without the written consent of all the Lenders; (v) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; or (vi) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Lender directly affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent on a subsequent or other Default or Event of Default. Notwithstanding the foregoing, if, following the Restatement Effective Date, the Administrative Agent, Parent and the Borrower shall have jointly identified an ambiguity, mistake, omission, defect or inconsistency, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent, Parent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof; it being understood that posting such amendment electronically on IntraLinks/IntraAgency or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment.

10.2. Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile machine), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of notice by facsimile machine, when received, addressed as follows in the case of Parent, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:1

Parent and Borrower	William Lyon Homes, Inc.
4695 MacArthur Court, 8th Floor
Newport Beach, CA 92660
Attention: Colin Severn and Rick Robinson
Fax No.: (949) 476-2178
Telephone: (949) 833-3600
Email: Colin.Severn@lyonhomes.com;
Rick.Robinson@Lyonhomes.com

With a copy to:	Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, CA 90071-1560
Attention: Glen B. Collyer
Fax No.: (213) 891-9763
Telephone: (213) 891-8701
Email: glen.collyer@lw.com

Administrative Agent:	Credit Suisse AG
Eleven Madison Avenue
New York, NY 10010
Attention: Agency Group
Fax No.: (212) 322-2291
Telephone: (919) 994-6001
Email: agency.loanops@credit-suisse.com

[1]	NTD: Confirm notice details.

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent or as provided for with respect to Section 6.01 Communications as set forth in Section 6.1; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3. No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4. Survival of Representations and Warranties.

All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5. Payment of Expenses and Taxes; Indemnification.

Parent and the Borrower agree, jointly and severally, (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, whether or not the transactions hereby or thereby shall be consummated, and the administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of a single counsel (and appropriate local and special counsel) to the Administrative Agent and Arranger and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Restatement Effective Date (in the case of amounts to be paid on the Restatement Effective Date or, if the Restatement Effective Date does not occur, such other date as the Administrative Agent shall deem appropriate) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate; (b) to pay or reimburse the Administrative Agent, the Lenders and the Issuing Lenders for all their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of one law firm for the Administrative Agent, the Lenders and the Issuing Lenders, except where such expenses relate to any litigation or any other formal proceeding commenced by the Administrative Agent, the Lenders or the Issuing Lenders in which the Administrative Agent, the Lenders and the Issuing Lenders are not the prevailing party; provided that (i) absent an actual or perceived conflict of interest, Borrower and Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) and (ii) if an actual or perceived conflict of interest shall exist, Borrower and Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (b) for all similarly situated Lenders; (c) to pay, indemnify, and hold each Lender, the Issuing Lenders and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (but excluding any taxes or increased costs otherwise not subject to the gross-up provided for by Section 2.16(a)), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Issuing Lenders, the Administrative Agent and the Arranger and their respective officers, directors, employees, trustees, Affiliates, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law and the reasonable fees and expenses of legal counsel or consultants in connection therewith (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided, that (i) Parent and the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee; (ii) absent an actual or perceived conflict of interest, Borrower and Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (d) for all Indemnitees and (iii) if an actual or perceived conflict of interest shall exist, Borrower and Parent shall not be required to pay for more than one counsel (and appropriate local and special counsel)) under this clause (d) for all similarly situated Indemnitees. Without limiting the foregoing, and to the extent permitted by applicable law, Parent and the Borrower agree not to assert and to cause their respective Subsidiaries not to assert, and hereby waive and agree to cause their respective Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, Parent and the Borrower agree not to assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. All amounts due under this Section 10.5 shall be payable not later than thirty (30) days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. To the extent that Parent and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent or any Issuing Lender under this Section 10.5, each Lender severally agrees to pay to the Administrative Agent or such Issuing Lender, as the case may be, such Lender’s Percentage Interest (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Lender in its capacity as such. This Section 10.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

10.6. Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and each Issuing Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, participate or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender without such consent shall be null and void).

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld); provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, and an Approved Fund, or, if an Event of Default has occurred and is continuing, any other Person; provided further that such consent of the Borrower shall be deemed to have been given if the Borrower has not responded within ten Business Days of its receipt of a request for such consent; and

(B) the Administrative Agent (such consent not to be unreasonably withheld).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of $500,000 and not less than $2,500,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent, together with a processing and recordation fee of $3,500 (unless reduced or waived by the Administrative Agent in its discretion) and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, the Assignee shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15 and 2.16 (as they relate to any period during which such Lender was a party hereto), and Sections 2.17 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No transfer or assignment of a Lender’s participation hereunder shall be effective unless and until recorded in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Subject to Section 10.6(a)(ii), any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Persons (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clause (i) of the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the obligations under, Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender; provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the Borrower provides prior written consent that such Participant may be entitled to receive a greater payment under Section 2.15 or 2.16. Any Participant shall not be entitled to the benefits of Section 2.16 unless such Participant complies with the applicable provisions of Section 2.16.

(iii) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees promptly to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

10.7. Adjustments; Setoff.

(a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender and their respective Affiliates shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise, but after giving effect to any applicable period of grace), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender or its Affiliate; provided that the failure to give such notice shall not affect the validity of such application.

10.8. Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

10.9. Severability.

Any provision of this Agreement that is prohibited, invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such prohibition, invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the prohibited, invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the prohibited, invalid, illegal or unenforceable provisions.

10.10. Integration.

This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11. GOVERNING LAW.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND SUCH OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

10.12. Submission to Jurisdiction; Waivers.

Each party to this Agreement hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding arising out of or relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address in accordance with Section 10.2;

(d) consents to the service of process in the manner provided for notices in Section 10.2 and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

10.13. Acknowledgements.

The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14. Releases of Guarantees.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by Borrower having the effect of releasing any guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1; provided that releases of Guarantors must comply with Section 6.7 unless otherwise consented to by the Lenders in accordance with Section 10.1.

10.15. Release of Collateral.

(a) If any of the Collateral (as defined in the Guarantee and Pledge Agreement) shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement (including by way of merger, consolidation or in connection with the sale of a Subsidiary permitted hereunder or as a result of a consent or waiver provided pursuant to Section 10.1), then the Administrative Agent, at the request of Parent, shall execute and deliver all releases or other documents necessary or desirable to evidence the release of the Liens created by any of the Security Documents on such Collateral (as defined in the Guarantee and Pledge Agreement).

(b) The Lenders hereby expressly authorize the Administrative Agent to, and the Administrative Agent hereby agrees to execute and deliver to the Loan Parties, all such instruments and documents as the Loan Parties may reasonably request to effectuate, evidence or confirm any release provided for in this Section 10.15, all at the sole cost and expense of the Loan Parties. Any execution and delivery of documents pursuant to this Section 10.15 shall be without recourse to or representation or warranty by the Administrative Agent.

(c) Without limiting the provisions of Section 10.5, Parent and the Borrower shall reimburse the Administrative Agent upon demand for all reasonable and documented costs and expenses, including reasonable and documented fees, disbursements and other charges of a single counsel (and appropriate local counsel), incurred by any of them in connection with any action contemplated by this Section 10.15.

10.16. Confidentiality.

Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, provided that any such Affiliate shall be subject to the provisions of this Section 10.16, (b) subject to an agreement to comply with the provisions of this Section 10.16, to any actual or prospective Transferee, (c) to its employees, directors, agents, attorneys, accountants, legal counsel and other professional advisors or those of any of its Affiliates, provided that any such Person shall either (i) have a legal obligation to keep such information confidential or (ii) shall agree to be bound by the provisions of this Section 10.16 (or provisions substantially similar hereto), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding arising under or related to this credit facility, (g) that has been publicly disclosed other than as a result of a breach of this Section 10.16, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) if agreed in writing by the Borrower in its sole discretion, to any other Person, (k) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans or market data collectors, similar services, providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents or (l) to the extent such information becomes publicly available other than as a result of a breach of this Section 10.16.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.17. WAIVERS OF JURY TRIAL.

THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.

10.18. USA Patriot Act.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.19. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

10.20. Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of any EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SCHEDULE 1.1A

Initial Lenders and Commitments

Lender	Commitment
Comerica Bank	$25,000,000
Credit Suisse AG, Cayman Islands Branch	$40,000,000
Citibank, N.A.	$40,000,000
JPMorgan Chase Bank, N.A.	$40,000,000

Total Commitments	$145,000,000

SCHEDULE 1.1B

Existing Liens

None.

SCHEDULE 1.1C

Guarantors

1. William Lyon Homes

2. California Equity Funding, Inc.

3. Circle G at the Church Farm North Joint Venture, LLC

4. Duxford Financial, Inc.

5. HSP Inc.

6. Lyon East Garrison Company I, LLC

7. Lyon Waterfront LLC

8. Mountain Falls Golf Course, LLC

9. Mountain Falls, LLC

10. PH Ventures-San Jose

11. PH – LP Ventures

12. PH-Rielly Ventures

13. Presley CMR, Inc.

14. Presley Homes

15. Sycamore CC, Inc.

16. William Lyon Southwest, Inc.

17. WLH Enterprises

18. 460 Central, L.L.C.

19. Baseline Woods SFD I, L.L.C.

20. Baseline Woods SFD II, L.L.C.

21. Baseline Woods West, L.L.C.

22. Bethany Creek Falls, L.L.C.

23. Brownstone at Issaquah Highlands, L.L.C.

24. Bryant Heights, L.L.C.

25. Bull Mountain Ridge, L.L.C.

26. Calais at Villebois, L.L.C.

27. Cascadian King Company, L.L.C.

28. Cascadian South L.L.C.

29. Cascara at Redmond Ridge, L.L.C.

30. Cedar Falls Way LLC

31. Cornelius Pass Townhomes, L.L.C.

32. Edgewater at Tualatin, L.L.C.

33. Grande Pointe at Villebois, L.L.C.

34. High Point III, L.L.C.

35. Highcroft at Sammamish, L.L.C.

36. Issaquah Highlands Investment Fund, L.L.C.

37. Les Bois at Villebois, L.L.C.

38. Mill Creek Terrace, L.L.C.

39. Murray & Weir SFD, L.L.C.

40. Orenco Woods SFD, L.L.C.

41. Peasley Canyon Homes, L.L.C.

42. PNW Cascadian Company, L.L.C.

43. Polygon at Brenchley Estates, L.L.C.

44. Polygon at Sunset Ridge, L.L.C.

45. Polygon at Villebois II, L.L.C.

46. Polygon at Villebois III, L.L.C.

47. Polygon at Villebois IV, L.L.C.

48. Polygon at Villebois V, L.L.C.

49. Polygon Northwest Company, L.L.C.

50. Polygon Paymaster, L.L.C.

51. Ridgeview Townhomes, L.L.C.

52. Riverfront MF, L.L.C.

53. Riverfront SF, L.L.C.

54. Silverlake Center, L.L.C.

55. Spanaway 230, L.L.C.

56. Sparrow Creek, L.L.C.

57. The Reserve at Maple Valley, L.L.C.

58. The Reserve at North Creek, L.L.C.

59. Twin Creeks at Cooper Mountain, L.L.C.

60. Viewridge at Issaquah Highlands, L.L.C.

61. W. R. Townhomes F, L.L.C.

62. Polygon WLH LLC

SCHEDULE 1.1D

L/C Commitments

Lender	Commitment
Comerica Bank	$8,620,691
Credit Suisse AG, Cayman Islands Branch	$13,793,103

Citibank, N.A.	$13,793,103
JPMorgan Chase Bank, N.A.	$13,793,103

Total Commitments	$50,000,000.00

SCHEDULE 1.1E

Unrestricted Subsidiaries

1. Cerro Plata Associates, LLC

2. Duxford Title Reinsurance Company

3. Horsethief Canyon Partners

4. Nobar Water Company

5. Silver Creek Preserve

SCHEDULE 4.6

Litigation

None.

SCHEDULE 4.12

Schedule 4.12(a)

Subsidiaries

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Equity Interests Outstanding	WLH Owner(s)	Ownership Percentage
Guarantor	California Equity Funding, Inc.	California	None	1,000 shares issued; One class of stock; 100,000 shares authorized	William Lyon Homes	100

Unrestricted Subsidiary	Cerro Plata Associates, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	100

Guarantor	Circle G at the Church Farm North Joint Venture, LLC	Arizona	None	Membership Interests	William Lyon Homes, Inc.	100

Guarantor	Duxford Financial, Inc.	California	None	Issued and Authorized: 1,000 shares of a single class of stock	William Lyon Homes	100

Unrestricted Subsidiary	Duxford Title Reinsurance Company	Vermont	None	100,000 shares of common stock issued; 200,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Unrestricted Subsidiary	Horsethief Canyon Partners	California	None	Partnership Interests	William Lyon Homes, Inc. & HSP, Inc.	100

Guarantor	HSP Inc.	California	None	10,000 shares of common stock issued; 10,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Guarantor	Lyon East Garrison Company I, LLC	California	None	Membership Interests	William Lyon Homes, Inc.	100

Guarantor	Lyon Waterfront LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	100

Guarantor	Mountain Falls Golf Course, LLC	Nevada	None	Membership Interests	WLH Enterprises	100

Guarantor	Mountain Falls, LLC	Nevada	None	Membership Interests	William Lyon Homes, Inc.	100

Unrestricted Subsidiary	Nobar Water Company	California	None	630 shares of common stock issued; 840 shares of common stock authorized	William Lyon Homes, Inc.	66.67

Guarantor	PH Ventures-San Jose	California	None	25,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Guarantor	PH-LP Ventures	California	None	25,000 shares of common stock issued. 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Guarantor	PH-Rielly Ventures	California	None	25,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Equity Interests Outstanding	WLH Owner(s)	Ownership Percentage

Guarantor	Polygon WLH LLC	Delaware	Oregon, Washington	Membership Interests	William Lyon Homes, Inc.	100

Guarantor	Presley CMR, Inc.	California	None	100 shares of common stock issued; 1,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Guarantor	Presley Homes	California	None	1,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Unrestricted Subsidiary	Silver Creek Preserve	California	None	N/A	William Lyon Homes, Inc.	100

Guarantor	Sycamore CC, Inc.	California	None	100,000 shares of common stock issued; 100,000 shares of a single class of stock authorized	William Lyon Homes, Inc.	100

Borrower	William Lyon Homes, Inc.	California	Arizona, Colorado, Idaho, Nevada, Oregon, Washington	115,875 shares of common stock issued; 1,000,000 shares of common stock authorized	William Lyon Homes	100

Guarantor	William Lyon Southwest, Inc.	Arizona	None	100 shares of common stock issued; 100,000 shares of Common Stock, no par value	William Lyon Homes, Inc.	100

Guarantor	WLH Enterprises	California	None	Membership Interests	William Lyon Homes, Inc. & Presley CMR, Inc.	100

Guarantor	460 Central, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Baseline Woods SFD I, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Baseline Woods SFD II, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Baseline Woods West, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Bethany Creek Falls, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Brownstone at Issaquah Highlands, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Equity Interests Outstanding	WLH Owner(s)	Ownership Percentage

Guarantor	Bryant Heights, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Bull Mountain Ridge, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Calais at Villebois, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Cascadian King Company, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Cascadian South L.L.C.	Oregon	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Cascara at Redmond Ridge, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Cedar Falls Way LLC	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Cornelius Pass Townhomes, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Edgewater Tualatin, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Grande Pointe at Villebois, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	High Point III, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Highcroft at Sammamish, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Issaquah Highlands Investment Fund, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Les Bois at Villebois, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Mill Creek Terrace, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Murray & Weir SFD, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Orenco Woods SFD, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Peasley Canyon Homes, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	PNW Cascadian Company, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon at Brenchley Estates, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Equity Interests Outstanding	WLH Owner(s)	Ownership Percentage

Guarantor	Polygon at Sunset Ridge, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon at Villebois II, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon at Villebois III, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon at Villebois IV, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon at Villebois V, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon Northwest Company, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Polygon Paymaster, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Ridgeview Townhomes, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Riverfront MF, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Riverfront SF, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Silverlake Center, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Spanaway 230, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Sparrow Creek, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	The Reserve at Maple Valley, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	The Reserve at North Creek, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	Twin Creeks at Cooper Mountain, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Guarantor	Viewridge at Issaquah Highlands, L.L.C.	Washington	None	Membership Interest	Polygon WLH LLC	100

Guarantor	W.R. Townhomes F, L.L.C.	Washington	Oregon	Membership Interest	Polygon WLH LLC	100

Schedule 4.12(b)

Joint Ventures

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Capital Stock Outstanding	WLH Owner(s)	Ownership Percentage
Joint Venture	4S Ranch Planning Area 38 LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Brentwood Palmilla Owner, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	East Garrison Partners I, LLC	California	None	Membership Interests	Lyon East Garrison Company I, LLC	50

Joint Venture	Henry Ranch LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	50

Joint Venture	LT-AQ1, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	LT-MR1, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Lyon Treviso, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Lyon Vista Del Mar 533, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Lyon Whistler, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Polygon Mortgage, LLC	Arizona	Washington, Oregon	Membership Interests	Polygon WLH LLC	50

Joint Venture	PLC/Lyon Waterfront Residential LLC	Delaware	California	Membership Interests	Lyon Waterfront, LLC	<50

Joint Venture	Queen Creek Joint Venture, LLC	Arizona	None	Membership Interests	William Lyon Homes, Inc.	50

Joint Venture	San Miguel Village LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Spectrum 90 Investors LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Upland Sultana Owner, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	William Lyon Mortgage, LLC	Delaware	California, Nevada, Arizona, Colorado	Membership Interests	William Lyon Homes, Inc.	50

Joint Venture	LT- MR23, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Classification	Subsidiary	State of Incorporation or Formation	Jurisdictions of Foreign Qualification	Capital Stock Outstanding	WLH Owner(s)	Ownership Percentage

Joint Venture	Crossroads Bellevue Owner – LLC	Delaware	Washington	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Charleston 215, LLC	Delaware	Nevada	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Oak Tree Developer LLC	Washington	None	Membership Interests	Polygon WLH, LLC	Variable

Joint Venture	LT-NoSo, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Dickerson Owner, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Joint Venture	Cypress Avenue Owner, LLC	Delaware	California	Membership Interests	William Lyon Homes, Inc.	Variable

Schedule 4.21

Financing Statements

	Debtor	UCC Filing Office

1.	460 Central, L.L.C.	Washington

2.	Baseline Woods SFD I, L.L.C.	Washington

3.	Baseline Woods SFD II, L.L.C.	Washington

4.	Baseline Woods West, L.L.C.	Washington

5.	Bethany Creek Falls, L.L.C.	Washington

6.	Brownstone at Issaquah Highlands, L.L.C.	Washington

7.	Bryant Heights, L.L.C.	Washington

8.	Bull Mountain Ridge, L.L.C.	Washington

9.	Calais at Villebois, L.L.C.	Washington

10.	California Equity Funding, Inc.	California

11.	Cascadian King Company, L.L.C.	Washington

12.	Cascadian South L.L.C.	Oregon

13.	Cascara at Redmond Ridge, L.L.C.	Washington

14.	Cedar Falls Way LLC	Washington

15.	Circle G at the Church Farm North Joint Venture, LLC	Arizona

16.	Cornelius Pass Townhomes, L.L.C.	Washington

17.	Duxford Financial, Inc.	California

18.	Edgewater Tualatin, L.L.C.	Washington

19.	Grande Pointe at Villebois, L.L.C.	Washington

20.	High Point III, L.L.C.	Washington

21.	Highcroft at Sammamish, L.L.C.	Washington

22.	HSP Inc.	California

	Debtor	UCC Filing Office

23.	Issaquah Highlands Investment Fund, L.L.C.	Washington

24.	Les Bois at Villebois, L.L.C.	Washington

25.	Lyon East Garrison Company I, LLC	California

26.	Lyon Waterfront LLC	Delaware

27.	Mill Creek Terrace, L.L.C.	Washington

28.	Mountain Falls Golf Course, LLC	Nevada

29.	Mountain Falls, LLC	Nevada

30.	Murray & Weir SFD, L.L.C.	Washington

31.	Orenco Woods SFD, L.L.C.	Washington

32.	Peasley Canyon Homes, L.L.C.	Washington

33.	PH Ventures-San Jose	California

34.	PH-LP Ventures	California

35.	PH-Rielly Ventures	California

36.	PNW Cascadian Company, L.L.C.	Washington

37.	Polygon at Brenchley Estates, L.L.C.	Washington

38.	Polygon at Sunset Ridge, L.L.C.	Washington

39.	Polygon at Villebois II, L.L.C.	Washington

40.	Polygon at Villebois III, L.L.C.	Washington

41.	Polygon at Villebois IV, L.L.C.	Washington

42.	Polygon at Villebois V, L.L.C.	Washington

43.	Polygon Northwest Company, L.L.C.	Washington

44.	Polygon Paymaster, L.L.C.	Washington

45.	Polygon WLH LLC	Delaware

46.	Presley CMR, Inc.	California

47.	Presley Homes	California

48.	Ridgeview Townhomes, L.L.C.	Washington

49.	Riverfront MF, L.L.C.	Washington

	Debtor	UCC Filing Office

50.	Riverfront SF, L.L.C.	Washington

51.	Silverlake Center, L.L.C.	Washington

52.	Spanaway 230, L.L.C.	Washington

53.	Sparrow Creek, L.L.C.	Washington

54.	Sycamore CC, Inc.	California

55.	The Reserve at Maple Valley, L.L.C.	Washington

56.	The Reserve at North Creek, L.L.C.	Washington

57.	Twin Creeks at Cooper Mountain, L.L.C.	Washington

58.	Viewridge at Issaquah Highlands, L.L.C.	Washington

59.	William Lyon Homes	Delaware

60.	William Lyon Homes, Inc.	California

61.	William Lyon Southwest, Inc.	Arizona

62.	WLH Enterprises	California

63.	W. R. Townhomes F, L.L.C.	Washington

SCHEDULE 6.1(f)

Format of Joint Venture Reporting

Investment in Joint Ventures	Date Formed	Location	WLH Voting Percentage	Total Joint Venture Assets	Total Joint Venture Liabilities /Debt	Total Joint Venture Equity	WLH Share of Equity	Joint Venture Net Earnings	WLH Share of Net Earnings

Total Investment in Joint Ventures				—	—	—	—	—	—

EXHIBIT A

Guarantee and Pledge Agreement

[To be provided separately.]

EXHIBIT B

Form of Compliance Certificate

[LETTERHEAD OF WILLIAM LYON HOMES]

This Compliance Certificate is delivered to you by Parent pursuant to [Section 5.1(g)] [Sections 6.1(c) and 6.1(g)] of the Second Amended and Restated Credit Agreement, dated as of July 1, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation, WILLIAM LYON HOMES, a Delaware corporation (“Parent”), the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent. This Compliance Certificate relates to the accounting period ending [                    , 20    ]. I, the undersigned, on behalf of Parent, do certify on behalf of Parent that:

1. I am (a) the Chief Executive Officer, President or an Executive Vice President of Parent or (b) an Authorized Financial Officer of Parent.

2. I have reviewed and am familiar with the contents of this Compliance Certificate.

3. I, on behalf of Parent, have read the Credit Agreement and have made or caused to be made under my supervision an examination in sufficient detail to make an informed statement of the transactions and condition of the Loan Parties and their Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or Event of Default [(except as set forth on Attachment 3)]1.

4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Sections 7.1 and 7.4(p) of the Credit Agreement as of the accounting period set forth above.

[Signature page follows.]

[1]	To include if applicable.

IN WITNESS WHEREOF, I have hereunto executed this Compliance Certificate this [        ] day of [                    , 20    ] in my capacity as Chief Executive Officer, President, an Executive Vice President or an Authorized Financial Officer of Parent and not in my individual capacity.

by
Name:
Title:

by
Name:
Title:

ATTACHMENT 1

TO EXHIBIT B

Financial Statements

[See Attached.]

ATTACHMENT 2

TO EXHIBIT B

Compliance with Financial Covenants

[See Attached.]

[ATTACHMENT 3

TO EXHIBIT B

Defaults and Events of Default]2

[2]	To include if applicable.

EXHIBIT C

Form of Borrowing Base Certificate

[LETTERHEAD OF WILLIAM LYON HOMES]

[                    ], 20[    ]

CREDIT SUISSE AG, Administrative Agent

Eleven Madison Avenue

New York, New York 10010

Ladies/Gentlemen:

This Borrowing Base Certificate is delivered to you pursuant to [Section 5.1(g)] [Section 6.1(g)] of the Second Amended and Restated Credit Agreement, dated as of July 1, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation (“Parent”), the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”).

1.	[Name of officer signing on behalf of Parent] is a duly elected, qualified and acting Authorized Financial Officer of Parent.

2.	The Borrowing Base and the components thereof as set forth on Attachment 1 are accurate and complete as of [ , 20 ].

[Signature page follows.]

IN WITNESS WHEREOF, I have hereunto executed this Borrowing Base Certificate this [        ] day of [                    , 20    ] in my capacity as an Authorized Financial Officer of Parent and not in my individual capacity.

by
Name:
Title:

ATTACHMENT 1

TO EXHIBIT C

Borrowing Base Compliance Calculations

[FOR THE FISCAL [YEAR] [PERIOD] ENDED [MM/DD/YYYY]]

[AS OF CLOSE OF BUSINESS ON [MM/DD/YYYY]]

Borrowing Base	Gross Amount			Factor	Adjusted Amount
Unrestricted Cash	$	[ ]		100%	$	[ ]
Less: Threshold						(5,000,0000)
Escrow Proceeds Receivable		[ ]		100%		[ ]
Units Under Contract (Book Value)		[ ]		90%		[ ]
Speculative Units (Book Value)
Speculative Units for 360 days or less		[ ]		85%		[ ]
Speculative Units for 361 days to 539 days		[ ]		60%		[ ]
Speculative Units for 540 days or more		[ ]		0%		0
Model Units (Book Value)
Model Units for 180 days or less		[ ]		85%		[ ]
Model Units for 181 days or more		[ ]		0%		0
Finished Lots (Book Value)		[ ]		65%		[ ]
Lots Under Development (Book Value)		[ ]		65%		[ ]

Subtotal	$	[ ]				[ ]		(A)
Entitled Land (not already included above) (Book Value)		[ ]		50%		[ ]		(B)

Total (A+B)	$	[ ]			$	[ ]		(C)
Adjustment for Entitled Land, if any
(A) / (.70)		[ ]	(D)
(D) – (A)		[ ]	(E)
(B) – (E)		[ ]	(F)
If (F) is positive, (C) – (F); if (F) is negative, enter (C)						[ ]		(G)

Borrowing Base					$	[ ]		(G)

Borrowing Base Debt
Consolidated Debt					$	[ ]
Less: a. Subordinated Debt						([ ]	)
b. Non-Recourse Indebtedness						([ ]	)
c. Purchase Money Indebtedness (less of (i) aggregate principal amount of such Indebtedness and (ii) Book Value of assets securing such Indebtedness)						([ ]	)
d. Indebtedness of Unrestricted Subsidiaries (to extent not included in a, b, c above)						([ ]	)

Borrowing Base Debt					$	[ ]		(H)

Availability (lesser of (i) Total Commitments then in effect and (ii) Borrowing Base (G) minus Borrowing Base Debt (H))					$	[ ]		(I)

EXHIBIT D

Form of Assignment and Assumption

THIS ASSIGNMENT AND ASSUMPTION (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [            ] (the “Assignor”) and [            ] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by each Assignee. The Standard Terms and Conditions set forth in Annex 1 are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interests identified below, of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit), and (ii) to the extent permitted to be assigned under the Credit Agreement or applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest” and collectively the “Assigned Interests”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [Lender]][3]

3.	Borrower:	William Lyon Homes, Inc.

[3]	Select as applicable.

4.	Administrative Agent:	Credit Suisse AG, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Second Amended and Restated Credit Agreement dated July 1, 2016, by and among the Borrower, Parent, the Lenders party thereto and the Administrative Agent, as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time

6.	ASSIGNED INTERESTS:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[4]		CUSIP Number
Commitment	$	$	$	%
L/C Commitment	$	$	$	%

7.	[TRADE DATE: ][5]

8.	EFFECTIVE DATE: , 20 [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.][6]

[Signature page follows.]

[4]	Set forth, to at least nine decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[6]	Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment (unless reduced or waived by the Administrative Agent in its discretion).

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],

by
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE],

by
Name:
Title:

Consented to and Accepted: CREDIT SUISSE AG, as Administrative Agent,

by
Name:
Title:

Name:
Title:

[Consented to: WILLIAM LYON HOMES, INC., as Borrower,

by
Name:
Title: ][7]

[7]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

Standard Terms And Conditions for

Assignment and Assumption

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interests, (ii) the Assigned Interests are free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) that it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment and Assumption (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, Parent or any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, Parent, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements, if any, of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Assigned Interests, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase its Assigned Interests on the basis of which it has made such analysis and decision and (v) if such Assignee is not incorporated or organized under the laws of the United States of America or any State thereof, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of Section 2.16 of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assignee’s Assigned Interests (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the respective Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

2

EXHIBIT E

Form of New Lender Supplement

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 1, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation, WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto (the “Lenders”), and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”).

Upon execution and delivery of this New Lender Supplement by the parties hereto as provided in Section 2.21 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 attached hereto and shall be bound by the obligations in the Credit Agreement as a Lender and entitled to the benefits of the Credit Agreement, effective as of the Increased Facility Closing Date.

THIS NEW LENDER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This New Lender Supplement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this New Lender Supplement to be duly executed and delivered by their proper and duly authorized officers as of this [        ] day of [                    , 201    ].

Name of Lender

by
Name:
Title:

Accepted and agreed: WILLIAM LYON HOMES, INC.,

by
Name:
Title:

CREDIT SUISSE AG, as Administrative Agent,

by
Name:
Title:

Name:
Title:

ATTACHMENT 1

TO EXHIBIT E

Commitment and Notice Address

1.	Name of Lender:
Notice Address:

Attention:
Telephone:
Facsimile:

2.	Commitment:

EXHIBIT F-1

Form of U.S. Tax Compliance Certificate

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 1, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”). [                            ] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.16(f) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans as well as any obligations evidenced by Note(s) in respect of which it is providing this certificate;

2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The Non-U.S. Lender is not a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER],

by
Name:
Title:

Date:

EXHIBIT F-2

Form of U.S. Tax Compliance Certificate

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 1, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”). [                        ] (the “Foreign Participant”) is providing this certificate to [                        ] (the “Lender”), the Lender who issued the participation acquired by the Foreign Participant, pursuant to Section 2.16(f) of the Credit Agreement. The Foreign Participant hereby represents and warrants that:

1. The Foreign Participant is the sole record owner of the participation in respect of which it is providing this certificate;

2. The Foreign Participant’s direct or indirect partners/members are the sole beneficial owners of the participation in respect of which it is providing this certificate;

3. With respect to the participation in respect of which it is providing this certificate, neither the Foreign Participant nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Foreign Participant further represents and warrants that:

(a) neither the Foreign Participant nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) neither the Foreign Participant nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

4. Neither the Foreign Participant nor its direct or indirect partners/members is a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

5. Neither the Foreign Participant nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an applicable IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lender, and (2) the undersigned shall have at all times furnished the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF FOREIGN PARTICIPANT],

by
Name:
Title:

Date:

EXHIBIT F-3

Form of U.S. Tax Compliance Certificate

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 1, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”). [                        ] (the “Foreign Participant”) is providing this certificate to [                        ] (the “Lender”), the Lender who issued the participation acquired by the Foreign Participant, pursuant to Section 2.16(f) of the Credit Agreement. The Foreign Participant hereby represents and warrants that:

1. The Foreign Participant is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;

2. The Foreign Participant is not a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Foreign Participant further represents and warrants that:

(a) the Foreign Participant is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Foreign Participant has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The Foreign Participant is not a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. The Foreign Participant is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Lender with a certificate of its non-U.S. Person status on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lender, and (2) the undersigned shall have at all times furnished the Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF FOREIGN PARTICIPANT],

by
Name:
Title:

Date:

EXHIBIT F-4

Form of U.S. Tax Compliance Certificate

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 1, 2016 (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation, the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”). [            ] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.16(f) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record owner of the Loans as well as any obligations evidenced by Note(s) in respect of which it is providing this certificate;

2. The Non-U.S. Lender’s direct or indirect partners/members are the sole beneficial owners of the Loans as well as any obligations evidenced by Note(s) in respect of which it is providing this certificate;

3. With respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the Non-U.S. Lender nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code. In this regard, the Non-U.S. Lender further represents and warrants that:

(a) neither the Non-U.S. Lender nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) neither the Non-U.S. Lender nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

4. Neither the Non-U.S. Lender nor its direct or indirect partners/members is a 10-percent shareholder of Parent or the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

5. Neither the Non-U.S. Lender nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an applicable IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an applicable IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER],

by
Name:
Title:

Date: